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                                                                  EXECUTION COPY

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                          dated as of February 18, 1998

                                  by and among

                          SIMON DEBARTOLO GROUP, INC.,

                          CORPORATE PROPERTY INVESTORS

                                       and

                       CORPORATE REALTY CONSULTANTS, INC.

================================================================================
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                 The Reorganization and Distribution; The Merger
                 -----------------------------------------------

SECTION 1.1.     The Reorganizations and
                    Distributions...........................................   2
SECTION 1.1.1.   Reorganizations of C1 and C2...............................   2
SECTION 1.1.2.   Distributions and Recapitalization.........................   4
SECTION 1.1.3.   Cash Amount and Conversion Number..........................   5
SECTION 1.1.4.   No Fractional Shares.......................................   5
SECTION 1.2.     The Merger.................................................   6
SECTION 1.3.     Closing....................................................   6
SECTION 1.4.     Effective Time.............................................   7
SECTION 1.5.     Articles of Incorporation and
                    By-laws.................................................   7
SECTION 1.5.1.   C1 Certificate of Incorporation and
                    By-laws.................................................   7
SECTION 1.5.2.   A1/MS Certificate of Incorporation and
                    By-laws.................................................   8
SECTION 1.5.3.   C2 Certificate of Incorporation
                   and By-laws..............................................   8
SECTION 1.6.     Directors and Officers.....................................   9
SECTION 1.6.1.   Directors and Officers of C1...............................   9
SECTION 1.6.2.   Directors and Officers of C2...............................   9
SECTION 1.6.3.   Directors and Officers of the
                   Surviving Corporation....................................  10
SECTION 1.7.     Effects of the Merger......................................  10
SECTION 1.8.     Further Assurances.........................................  10
SECTION 1.9.     A1 Stock Issuance..........................................  10

                                   ARTICLE II

                   Merger Consideration; Conversion of Shares
                   ------------------------------------------

SECTION 2.1.     Merger Consideration; Conversion of
                    Capital Stock...........................................  11
SECTION 2.1.1.   Conversion of A1 Capital Stock.............................  11
SECTION 2.2.     Pairing of Shares..........................................  12
SECTION 2.3.     Exchange of Certificates...................................  12
SECTION 2.3.1.   Rights of Certificateholders...............................  12
SECTION 2.3.2.   Exchange Agent.............................................  12
SECTION 2.3.3.   Exchange Procedures........................................  13
SECTION 2.3.4.   Distributions with Respect to
                    Unexchanged Shares......................................  13
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                                                                            ----
SECTION 2.3.5.   No Further Ownership Rights in Capital
                    Stock of A1.............................................  14
SECTION 2.3.6.   No Fractional Shares.......................................  15
SECTION 2.3.7.   Termination of Exchange Fund and
                    Stock Trust.............................................  16

                                   ARTICLE III

                      Representations and Warranties of A1
                      ------------------------------------

SECTION 3.1.     Representations and Warranties of
                    A1......................................................  16
SECTION 3.1.1.   Organization and Qualification.............................  16
SECTION 3.1.2.   Capital Stock..............................................  18
SECTION 3.1.3.   Authority Relative to this
                    Agreement...............................................  20
SECTION 3.1.4.   Non-Contravention; Approvals and
                    Consents................................................  20
SECTION 3.1.5.   SEC Reports and Financial
                    Statements..............................................  22
SECTION 3.1.6.   Absence of Certain Changes or
                    Events..................................................  23
SECTION 3.1.7.   [Intentionally Omitted]....................................  23
SECTION 3.1.8.   Legal Proceedings..........................................  23
SECTION 3.1.9.   Information Supplied.......................................  24
SECTION 3.1.10.  Compliance with Laws and Orders............................  24
SECTION 3.1.11.  Compliance with Agreements; Certain
                    Agreements..............................................  25
SECTION 3.1.12.  Taxes......................................................  25
SECTION 3.1.13.  Employee Benefit Plans; ERISA..............................  26
SECTION 3.1.14.  Labor Matters..............................................  27
SECTION 3.1.15.  Environmental Matters......................................  28
SECTION 3.1.16.  Intellectual Property Rights...............................  30
SECTION 3.1.17.  Real Property..............................................  30
SECTION 3.1.18.  Vote Required..............................................  30
SECTION 3.1.19.  Opinion of Financial Advisor...............................  31

                                   ARTICLE IV

                   Representations and Warranties of C1 and C2
                   -------------------------------------------

SECTION 4.1.     Representations and Warranties of
                    C1......................................................  31
SECTION 4.1.1.   Organization and Qualification.............................  31
SECTION 4.1.2.   Capital Stock..............................................  33
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                                                                            Page
                                                                            ----
SECTION 4.1.3.   Authority Relative to this
                    Agreement...............................................  35
SECTION 4.1.4.   Non-Contravention; Approvals and
                    Consents................................................  36
SECTION 4.1.5.   C1 Financial Statements and Other
                    Documents...............................................  37
SECTION 4.1.6.   Absence of Certain Changes or
                    Events..................................................  38
SECTION 4.1.7.   Undisclosed Liabilities....................................  38
SECTION 4.1.8.   Legal Proceedings..........................................  38
SECTION 4.1.9.   Information Supplied.......................................  39
SECTION 4.1.10.  Compliance with Laws and Orders............................  39
SECTION 4.1.11.  Compliance with Agreements; Certain
                    Agreements..............................................  40
SECTION 4.1.12.  Taxes......................................................  41
SECTION 4.1.13.  Employee Benefit Plans; ERISA..............................  42
SECTION 4.1.14.  Labor Matters..............................................  43
SECTION 4.1.15.  Environmental Matters......................................  44
SECTION 4.1.16.  Intellectual Property Rights...............................  45
SECTION 4.1.17.  Real Property..............................................  45
SECTION 4.1.18.  Vote Required..............................................  46
SECTION 4.1.19.  Opinion of Financial Advisor...............................  46
SECTION 4.1.20.  Ownership of A1 Common Stock...............................  46
SECTION 4.2.     Representations and Warranties of
                    C2......................................................  46
SECTION 4.2.1.   Organization and Qualification.............................  46
SECTION 4.2.2.   Capital Stock..............................................  48
SECTION 4.2.3.   Authority Relative to this
                    Agreement...............................................  50
SECTION 4.2.4.   Non-Contravention; Approvals and
                    Consents................................................  51
SECTION 4.2.5.   C2 Financial Statements and Stockholder
                    Reports.................................................  52
SECTION 4.2.6.   Absence of Certain Changes or
                    Events..................................................  52
SECTION 4.2.7.   [Intentionally Omitted]....................................  53
SECTION 4.2.8.   Legal Proceedings..........................................  53
SECTION 4.2.9.   Information Supplied.......................................  53
SECTION 4.2.10.  Compliance with Laws and Orders............................  54
SECTION 4.2.11.  Compliance with Agreements; Certain
                    Agreements..............................................  54
SECTION 4.2.12.  Taxes......................................................  55
SECTION 4.2.13.  Employee Benefit Plans; ERISA..............................  56
SECTION 4.2.14.  [Intentionally Omitted]....................................  56
SECTION 4.2.15.  Environmental Matters......................................  56
SECTION 4.2.16.  Intellectual Property Rights...............................  57
SECTION 4.2.17.  [Intentionally Omitted]....................................  58
SECTION 4.2.18.  Vote Required..............................................  58
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                                                                               4


                                                                            Page
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SECTION 4.2.19.  Ownership of A1 Common Stock...............................  58

                                    ARTICLE V

                                    Covenants
                                    ---------

SECTION 5.1.     Conduct Pending the Closing................................  58
SECTION 5.1.1.   Preservation of REIT Status................................  58
SECTION 5.1.2.   Conduct of Business by C1 and C2
                    Pending the Closing.....................................  58
SECTION 5.1.3.   Conduct of Business by A1 Pending the
                    Closing ................................................  62
SECTION 5.1.4.   Advice of Changes..........................................  63
SECTION 5.1.5.   Notice and Cure............................................  64
SECTION 5.1.6.   Fulfillment of Conditions..................................  64
SECTION 5.2.     No Solicitations by C1 and C2..............................  64

                                   ARTICLE VI

                              Additional Agreements
                              ---------------------

SECTION 6.1.     Access to Information;
                    Confidentiality.........................................  65
SECTION 6.2.     Preparation of Registration
                    Statement and Proxy Statement...........................  66
SECTION 6.3.     Approvals of Stockholders..................................  67
SECTION 6.3.1.   A1 Stockholder Approval....................................  67
SECTION 6.3.2.   C1 and C2 Stockholders' Approvals..........................  67
SECTION 6.3.3.   Cooperation for Stockholders'
                    Meetings................................................  68
SECTION 6.4.     Affiliates.................................................  68
SECTION 6.5.     Stock Exchange Listing.....................................  68
SECTION 6.6.     Certain Tax Matters........................................  68
SECTION 6.7.     Regulatory and Other Approvals.............................  69
SECTION 6.8.     Employee Benefit Plans.....................................  69
SECTION 6.9.     Stock Plans................................................  69
SECTION 6.9.1.   Treatment of A1 Stock Plans................................  69
SECTION 6.9.2.   Treatment of C1 Stock Plans................................  70
SECTION 6.9.3.   Restricted Stock...........................................  71
SECTION 6.10.    Trustees', Directors' and Officers'
                    Indemnification and Insurance...........................  71
SECTION 6.11.    Expenses...................................................  74
SECTION 6.12.    Brokers or Finders.........................................  74
SECTION 6.13.    Takeover Statutes..........................................  74
SECTION 6.14.    Conveyance Taxes...........................................  75
SECTION 6.15.    Transfer Tax...............................................  75
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                                                                               5


                                                                            Page
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SECTION 6.16.    Post-Closing Asset Sales...................................  75
SECTION 6.17.    Merger Sub.................................................  76
SECTION 6.18.    Transfer of Assets.........................................  76
SECTION 6.19.    Existing Agreements........................................  77

                                   ARTICLE VII

                                   Conditions
                                   ----------

SECTION 7.1.     Conditions to Each Party's
                    Obligation To Effect the Merger.........................  77
SECTION 7.1.1.   Stockholder Approvals......................................  77
SECTION 7.1.2.   Registration Statement; State
                    Securities Laws.........................................  78
SECTION 7.1.3.   Exchange Listing...........................................  78
SECTION 7.1.4.   No Injunctions or Restraints...............................  78
SECTION 7.1.5.   Tax Opinions...............................................  78
SECTION 7.1.6.   C1 Delaware Reorganization.................................  80
SECTION 7.2.     Conditions to Obligation of C1 and
                    C2 To Effect the Merger.................................  80
SECTION 7.2.1.   Representations and Warranties.............................  81
SECTION 7.2.2.   Performance of Obligations.................................  81
SECTION 7.2.3.   Comfort Letters............................................  81
SECTION 7.2.4.   No Material Adverse Change.................................  81
SECTION 7.2.5.   Proceedings................................................  81
SECTION 7.2.6.   Governmental and Regulatory and Other
                    Consents and Approvals..................................  82
SECTION 7.3.     Conditions to Obligation of A1 To
                    Effect the Merger.......................................  82
SECTION 7.3.1.   Representations and Warranties.............................  82
SECTION 7.3.2.   Performance of Obligations.................................  82
SECTION 7.3.3.   Comfort Letters............................................  83
SECTION 7.3.4.   No Material Adverse Change.................................  83
SECTION 7.3.5.   Proceedings................................................  83
SECTION 7.3.6.   Related Agreements.........................................  83
SECTION 7.3.7.   Governmental and Regulatory and Other
                    Consents and Approvals..................................  83

                                  ARTICLE VIII

                        Termination, Amendment and Waiver
                        ---------------------------------

SECTION 8.1.     Termination................................................  84
SECTION 8.2.     Effect of Termination......................................  84
SECTION 8.3.     Amendment..................................................  86
SECTION 8.4.     Waiver.....................................................  86
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                                                                               6


                                                                            Page
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                                   ARTICLE IX

                               General Provisions
                               ------------------

SECTION 9.1.     Non-Survival of Representations,
                    Warranties, Covenants and
                    Agreements..............................................  87
SECTION 9.2.     Notices....................................................  87
SECTION 9.3.     Entire Agreement; Incorporation of
                    Exhibits; Construction..................................  88
SECTION 9.4.     Public Announcements.......................................  89
SECTION 9.5.     No Third-Party Beneficiary.................................  89
SECTION 9.6.     No Assignment; Binding Effect..............................  89
SECTION 9.7.     Headings...................................................  89
SECTION 9.8.     Invalid Provisions.........................................  89
SECTION 9.9.     Governing Law..............................................  90
SECTION 9.10.    Enforcement of Agreement...................................  90
SECTION 9.11.    Certain Definitions........................................  90
SECTION 9.12.    Waiver of Jury Trial.......................................  92
SECTION 9.13.    Counterparts...............................................  92

Exhibits

EXHIBIT A - Form of Stockholder Voting Agreement
EXHIBIT B - Form of C1/C2 Issuance Agreement
EXHIBIT C - Form of C1 Series A Preferred Stock
EXHIBIT D - Form of C1 Certificate of Incorporation
EXHIBIT E - Form of C By-laws
EXHIBIT F - Form of C2 Certificate of Incorporation
EXHIBIT G - Form of C2 By-laws
EXHIBIT H - Form of Affiliate Agreement
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                            GLOSSARY OF DEFINED TERMS

            The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"A1"                                                         --  Preamble
"A1 Affiliates"                                              --  Section 6.4
"A1 Class A Stock"                                           --  Section 3.1.2
"A1 Class B Stock"                                           --  Section 3.1.2
"A1 Class C Stock"                                           --  Section 3.1.2
"A1 Common Stock"                                            --  Section 3.1.2
"A1 Disclosure Letter"                                       --  Section 3.1.1
"A1 Employee Benefit Plan"                                   --  Section 3.1.13
"A1 Entities"                                                --  Section 3.1.1
"A1 Financial Statements"                                    --  Section 3.1.5
"A1 Operating Partnership"                                   --  Section 6.16
"A1 Permissible Issuance Arrangements"                       --  Section 3.1.2
"A1 Permitted Minority Investments"                          --  Section 3.1.1
"A1 Permits"                                                 --  Section 3.1.10
"A1 Preferred Stock"                                         --  Section 3.1.2
"A1 SEC Reports"                                             --  Section 3.1.5
"A1 Series A Preferred Stock"                                --  Section 3.1.2
"A1 Series B Preferred Stock"                                --  Section 3.1.2
"A1 Series C Preferred Stock"                                --  Section 3.1.2
"A1 Stock Option"                                            --  Section 6.9.1
"A1 Stock Plans"                                             --  Section 3.1.2
"A1 Stockholders' Approval"                                  --  Section 6.3.1
"A1 Stockholders' Meeting"                                   --  Section 6.3.1
"A1/MS Articles of Incorporation"                            --  Section 1.5.2
"A1/MS By-laws"                                              --  Section 1.5.2
"affiliate"                                                  --  Section 9.11(a)
"Affiliate Agreement"                                        --  Section 6.4
"Agreement"                                                  --  Preamble
"Alternative Proposal for C1 or C2"                          --  Section 5.2
"Applicable Merger Consideration"                            --  Section 2.3.3
"Articles of Merger"                                         --  Section 1.4
"beneficially"                                               --  Section 9.11(b)
"business day"                                               --  Section 9.11(c)
"C1"                                                         --  Preamble
"C1 and C2 Stockholders' Meeting"                            --  Section 6.3.2
"C1 By-laws"                                                 --  Section 1.5.1
"C1 Class B Common Shares"                                   --  Section 2.1.1
"C1 Class C Common Shares"                                   --  Section 2.1.1
"C1 Common Shares"                                           --  Section 4.1.2
"C1 Charter"                                                 --  Section 1.5.1
"C1 Deferral Plans"                                          --  Section 4.1.1
"C1 Delaware"                                                --  Section 1.1.1
"C1 Delaware Common Stock"                                   --  Section 1.1.1
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"C1 Delaware Reorganization"                                 --  Recitals
"C1 Disclosure Letter"                                       --  Section 4.1.1
"C1 Employee Benefit Plan"                                   --  Section 4.1.13
"C1 Entities"                                                --  Section 4.1.1
"C1 ESPP Contracts"                                          --  Section 4.1.2
"C1 Financial Statements"                                    --  Section 4.1.5
"C1 Option Plan"                                             --  Section 4.1.2
"C1 Permissible Issuance Arrangements"                       --  Section 4.1.2
"C1 Permissible Redemption Arrangements"                     --  Section 4.1.2
"C1 Permits"                                                 --  Section 4.1.10
"C1 Permitted Minority Investments"                          --  Section 4.1.1
"C1 Preference Shares"                                       --  Section 4.1.2
"C1 QSPP"                                                    --  Section 4.1.2
"C1 Reports"                                                 --  Section 4.1.5
"C1 Series A Preferred Stock"                                --  Section 1.1.2
"C1 Stock Option"                                            --  Section 6.9.2
"C1 Stockholders' Approval"                                  --  Section 6.3.2
"C1 Termination Agreements"                                  --  Section 4.1.2
"C1 6.50% Preference Shares"                                 --  Section 1.1.1
"C1 and C2 Stockholders' Meeting"                            --  Section 6.3.2
"C1/C2 Entities"                                             --  Section 4.1.1
"C1/C2 Issuance Agreement"                                   --  Section 1.1.1
"C2"                                                         --  Preamble
"C2 By-laws"                                                 --  Section 1.5.2
"C2 Certificate of Incorporation"                            --  Section 1.5.3
"C2 Common Stock"                                            --  Section 4.2.2
"C2 Disclosure Letter"                                       --  Section 4.2.1
"C2 Employee Benefit Plan"                                   --  Section 4.2.13
"C2 Entities"                                                --  Section 4.1.1
"C2 Financial Statements"                                    --  Section 4.2.5
"C2 Merger"                                                  --  Section 1.1.1
"C2 Permitted Minority Investments"                          --  Section 4.2.1
"C2 Permits"                                                 --  Section 4.2.10
"C1 Series A Preferred Stock"                                --  Section 1.1.2
"C2 Stockholders' Approval"                                  --  Section 6.3.2
"C2 Trust Agreements"                                        --  Section 4.2.2
"CERCLA"                                                     --  Section 3.1.15
"Certificates"                                               --  Section 2.3.1
"Charter Document Right"                                     --  Section 4.1.7
"Charter Documents"                                          --  Section 3.1.4
"Closing"                                                    --  Section 1.3
"Closing Date"                                               --  Section 1.3
"Code"                                                       --  Recitals
"cold comfort letters"                                       --  Section 7.3.3
"Confidentiality Agreement"                                  --  Section 6.1
"Consolidated Non-Corporate Affiliate"                       --  Section 9.11(d)
"Constituent Corporations"                                   --  Section 1.2
"Contracts"                                                  --  Section 3.1.4
"control", "controlling", "controlled
   by" and "under common control with"                       --  Section 9.11(a)
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"Declaration of Trust"                                       --  Section 4.1.1
"Delaware Secretary of State"                                --  Section 4.1.4
"Department Stores"                                          --  Section 4.1.17
"DGCL"                                                       --  Section 1.1.1
"Effective Time"                                             --  Section 1.4
"Entities"                                                   --  Section 5.1.2
"Environmental Law"                                          --  Section 3.1.15
"Environmental Permits"                                      --  Section 3.1.15
"ERISA"                                                      --  Section 3.1.13
"Excess Shares"                                              --  Section 2.3.6
"Excess Stock"                                               --  Section 3.1.2
"Exchange Act"                                               --  Section 3.1.4
"Exchange Agent"                                             --  Section 2.3.2
"Exchange Fund"                                              --  Section 2.3.2
"Fractional Shares"                                          --  Section 2.3.6
"GM Building"                                                --  Section 6.18
"Governmental or Regulatory Authority"                       --  Section 3.1.4
"group"                                                      --  Section 9.11(g)
"Hazardous Material"                                         --  Section 3.1.15
"Indemnified Liabilities"                                    --  Section 6.10(a)
"Indemnified Parties"                                        --  Section 6.10(a)
"Indemnifying Party"                                         --  Section 6.10(a)
"Intellectual Property"                                      --  Section 3.1.16
"knowledge"                                                  --  Section 9.11(e)
"laws"                                                       --  Section 3.1.4
"Lien"                                                       --  Section 3.1.2
"Limited Shares"                                             --  Section 1.5.1
"Maryland Secretary of State"                                --  Section 1.4
"material", "material adverse
   effect" and "materially adverse"                          --  Section 9.11(f)
"Merger"                                                     --  Recitals
"Merger Sub"                                                 --  Recitals
"MGCL"                                                       --  Section 1.2
"NYSE"                                                       --  Section 7.1.3
"Option Plans"                                               --  Section 6.9.2
"Options"                                                    --  Section 3.1.2
"orders"                                                     --  Section 3.1.4
"Ownership Limit"                                            --  Section 1.5.1
"Paired Shares"                                              --  Section 2.2
"Payment Amount"                                             --  Section 8.2
"Permanent Restriction"                                      --  Section 6.9.3
"person"                                                     --  Section 9.11(g)
"Plan"                                                       --  Section 3.1.13
"Principal Properties"                                       --  Section 4.1.17
"Proxy Statement"                                            --  Section 3.1.9
"REA"                                                        --  Section 4.1.17
"Registration Statement"                                     --  Section 4.1.9
"REIT"                                                       --  Section 1.5.1
"REIT Requirements"                                          --  Section 1.5.1
"Representatives"                                            --  Section 9.11(h)

"SEC"                                                        --  Section 1.6.1
"Securities Act"                                             --  Section 3.1.4
"Significant Entities"                                       --  Section 9.11(i)
"Stockholder Agreement"                                      --  Recitals
"Stockholders' Meetings"                                     --  Section 6.3.2
"Stock Trust"                                                --  Section 2.3.6
"Subsidiary"                                                 --  Section 9.11(j)
"Surviving Corporation"                                      --  Section 1.2
"taxes"                                                      --  Section 3.1.12
"Termination Fee"                                            --  Section 8.2
"Transfer Taxes"                                             --  Section 6.15

                              This AGREEMENT AND PLAN OF MERGER dated as of
                        February 18, 1998 (this "Agreement") is made and entered into by and among Simon DeBartolo Group, Inc., a Maryland corporation ("A1"), Corporate Property Investors, a Massachusetts business trust ("C1"), and Corporate Realty Consultants, Inc., a Delaware corporation ("C2").

            WHEREAS, the Board of Directors of A1 and the Board of Trustees of C1 have each determined that it is advisable and in the best interests of their respective stockholders and shareholders to consummate, and have approved, the business combination transaction provided for herein in which a newly formed, wholly owned subsidiary organized under the laws of the State of Maryland ("Merger Sub") of C1 Delaware (the successor to C1 by means of the C1 Delaware Reorganization (as defined herein)) would merge with and into A1 (the "Merger");

            WHEREAS, the Board of Directors of A1 and the Board of Trustees of C1 have each determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders and shareholders;

            WHEREAS, prior to the record date for the stockholder meeting of C1 referred to in Section 6.3.2, C1 intends to consummate its long-standing plan to reorganize as a corporation organized under the laws of the State of Delaware on the terms described herein (the "C1 Delaware Reorganization");

            WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS, the Merger is intended to preserve C1's and C2's status as grandfathered from the application of Section 269B(a)(3) of the Code pursuant to
Section 136(c)(3) of the Deficit Reduction Act of 1984;

            WHEREAS, as an inducement to A1 to enter into this Agreement, each of the Board of Trustees of C1, the Board of Directors of C2 and certain shareholders of C1 and C2 have approved the terms of a Stockholder Voting Agreement in the form of Exhibit A (the "Stockholder Agreement") to be entered into by A1 and holders of C1 Common Shares (as defined herein) representing at least a majority of all the outstanding C1 Common Shares and C1 Preference Shares (as defined herein) and a majority of the total voting power of all the outstanding shares of C2 Common Stock (as defined herein) and by the holders of C1 Preference Shares representing at least two thirds of the total voting power of all the outstanding C1 Preference Shares, concurrently with the execution of this Agreement, pursuant to which each of such shareholders has agreed to vote its capital stock holdings for approval of the Merger and the transactions contemplated by this Agreement; and

            WHEREAS, A1, C1 and C2 desire to make certain representations, warranties and agreements in connection with, and also to prescribe various conditions to, the Merger.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                 The Reorganization and Distribution; the Merger

            SECTION 1.1. The Reorganizations and Distributions.

            1.1.1. Reorganizations of C1 and C2. (a) Prior to the record date for the stockholder meeting of C1 referred to in Section 6.3.2, C1 shall use its reasonable best efforts to effect the C1 Delaware Reorganization and thereby reorganize as a corporation incorporated under the laws of the State of Delaware (C1, as so reorganized, is referred to herein as "C1 Delaware"). In connection with the C1 Delaware Reorganization, (i) C1 shall, subject to obtaining the requisite approval of its shareholders, merge with and into a newly formed corporation wholly owned by C1 and organized under the laws of the Commonwealth of Massachusetts and (ii) immediately thereafter, the surviving corporation shall merge with and into a newly formed corporation wholly owned by such surviving corporation and organized under the laws of the State of Delaware, in each case on a basis that is a tax-free reorganization within the meaning of
Section 368(a) of the Code and does not adversely affect C1's and C2's status as grandfathered from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984. In connection with the C1 Delaware Reorganization, (i) each issued and outstanding C1 Common Share (as defined in Section 4.1.2) shall be converted into the right to receive one share of common stock, par value $.01 per share, of C1 Delaware ("C1 Delaware Common Stock") and
(ii) each issued and outstanding 6.50% First Series Preference Share of C1 issued under a Certificate of Designation executed August 4, 1994 (the "C1 6.50% Preference Shares") shall be converted into one share of 6.50% First Series Preferred Stock, par value $1,000 per share, of C1 Delaware having rights, restrictions, privileges and preferences substantially the same as those provided for with respect to the C1 6.50% Preference Shares on the date hereof. In connection with the C1 Delaware Reorganization, C1 Delaware shall adopt a certificate of incorporation and by-laws that do not contain any restrictions on the consummation of the transactions contemplated hereby that are substantially more burdensome to C1, C2 or A1 than are currently contained in the Declaration of Trust and Trustee's Regulations of C1. By virtue of the C1 Delaware Reorganization, C1 Delaware will succeed to all of the rights and obligations of C1 under this Agreement.

            (b) Also in connection with the C1 Delaware Reorganization, (i) C1 Delaware and C2 shall enter into an Issuance Agreement in the form set forth as Exhibit B hereto (the "C1/C2 Issuance Agreement") and (ii) C2 shall engage in a merger (the "C2 Merger") with a wholly owned Subsidiary of C2 under the appropriate provisions of the Delaware General Corporation Law (the "DGCL") pursuant to which (w) C2 shall be the surviving entity, (x) the shares of C2 Common Stock (as defined in Section 4.2.2) not held pursuant to the C2 Trust Agreements (as defined in Section 4.2.2) shall be canceled, the holders of any such canceled shares being entitled to receive cash in an amount equal to $10 times the number of shares so canceled, (y) each 100 shares of C2 Common Stock outstanding and held pursuant to the C2 Trust Agreements shall be converted into one such share and (z) the authorized share capitalization of C2 shall be fixed at 1,000,000 shares of C2 Common Stock and 1,000,000 shares of C2 Permitted Preferred Stock (as such term is defined in the C1/C2 Issuance Agreement).

            1.1.2. Distributions and Recapitalization. Prior to the Effective Time the following actions shall be taken (without duplication):

            (i) A1, with the cooperation and consent of C1 Delaware, shall use commercially reasonable efforts to obtain financing in an amount sufficient to finance the cash distribution referred to in clause (ii) below;

            (ii) C1 Delaware shall declare a per share dividend on the C1 Common Shares issued and outstanding prior to the distribution of C1 Common Shares set forth in clause (iii) of this Section 1.1.2, payable in cash to the holders of record of such C1 Common Shares as of the close of business on the business day immediately preceding the day of the Effective Time, consisting of an amount equal to the Cash Amount (as defined below);

            (iii) C1 Delaware shall declare a per share dividend on the issued and outstanding C1 Common Shares, payable in new C1 Common Shares to the holders of record of such C1 Common Shares as of the close of business on the business day immediately preceding the day of the Effective Time, consisting of 1.0818 C1 Common Shares;

            (iv) C1 Delaware shall declare a per share dividend on the C1 Common Shares issued and outstanding prior to the distribution of C1 Common Shares set forth in clause (iii) of this Section 1.1.2 payable in shares of Series A Convertible Preferred Stock, par value $.01 per share, of C1 Delaware having the rights, restrictions, privileges and preferences as set forth on Exhibit C hereto (the "C1 Series A Preferred Stock") to holders of record of such C1 Common Shares as of the close of business on the business day immediately preceding the day of the Effective Time, consisting of 0.19 of a share of C1 Series A Preferred Stock for each C1 Common Share; and

            (v) C1 Delaware shall take such actions as shall be required to make the appropriate adjustments to all outstanding options and conversion rights to acquire C1 Common Shares to reflect the transactions described in clauses (ii), (iii) and (iv) above in accordance with the terms of such options and rights (it being understood that in connection with the adjustment for the distributions set forth in clauses (ii) and (iv) above, for purposes of the Certificate of Designation for the C1 Preference Shares, the "current market price" per C1 Common Share shall be $177.67.

            1.1.3. Cash Amount and Conversion Number. The amount of the cash dividend to be declared by C1 Delaware pursuant to Section 1.1.2(ii) above (the "Cash Amount") shall be $90.00 per C1 Common Share, subject to adjustment as follows:

            (i) if the Market Price for the A1 Class A Stock (as defined in
      Section 3.1.2.) at the Effective Time exceeds $38.67, then the Cash Amount shall be reduced by an amount equal to such excess multiplied by 2.0818; and

            (ii) if the Market Price for the A1 Class A Stock at the Effective Time is less than $28.58, then the Cash Amount shall be increased by an amount equal to such deficiency multiplied by 2.0818.

            For purposes of this Section 1.1.3, the "Market Price for the A1 Class A Stock at the Effective Time" shall be the average of the closing prices per share for the A1 Class A Stock on the New York Stock Exchange for the 20 consecutive trading days ending on the fifth trading day prior to the Effective Time.

            1.1.4. No Fractional Shares. (a) No certificate or scrip representing fractional C1 Common Shares will be issued pursuant to the dividend payments described in Section 1.1.2, and any such fractional share will not entitle the owner thereof to vote or to any rights of a stockholder of the C1 Delaware.

            (b) As promptly as practicable following the dividend payments described in Section 1.1.2, C1 Delaware shall cause to be distributed to the holders of C1 Common Shares who are entitled to receive such dividends, in substantially the same manner described in Section 2.3.6, the amount of cash, if any, to be paid to such holders of in lieu of any fractional C1 Common Share.

            SECTION 1.2. The Merger. (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into A1 in accordance with the Maryland General Corporation Law (the "MGCL"). At the Effective Time, the separate existence of Merger Sub shall cease and A1 shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). A1 and Merger Sub Delaware are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall remain outstanding or be converted or canceled in the manner provided in Section 2.1.

            (b) A1 shall have the right, with the consent of C1 (which consent shall not be unreasonably withheld), for a period of 30 days from the date hereof, to request that the parties change the structure of the Merger and the other transactions contemplated hereby such that a wholly owned subsidiary of A1 would merge with and into C1, with C1 as the surviving corporation. Such change would be set forth in an amendment to this Agreement which shall be reasonably acceptable to C1 and would provide that, among other things,

            (x) each issued and outstanding C1 Common Share shall be converted into:

            (i) a number of shares of A1 Common Stock equal to one plus the number of C1 Common Shares that would otherwise have been received with respect to each outstanding C1 Common Share pursuant to Article 1 hereof;

            (ii) an amount in cash equal to the Cash Amount payable pursuant to
      Article I hereof with respect to each C1 Common Share, subject to adjustment as provided therein; and

            (iii) shares of preferred stock of A1 having the rights, restrictions, privileges and preferences as set forth in Exhibit C hereto; and

            (y) each issued and outstanding C1 6.50% Preference Share shall be converted into one share of a new series of preferred stock of A1 having economic terms and rights, restrictions, privileges and preferences substantially the same as those provided for with respect to the C1 6.50% Preferences Shares.

            If A1 makes such request and C1 consents to such request within such 30-day period, the parties agree to use their best efforts to promptly prepare, execute and deliver an amendment to this Agreement that accomplishes the foregoing and containing other terms and conditions reasonably required therein. Notwithstanding the foregoing, until any such amendment to this Agreement is executed, this Agreement shall remain in full force and effect in accordance with its terms.

            SECTION 1.3. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in
Article VII, the closing of the Merger (the "Closing") will take place at the offices of Willkie Farr & Gallagher, New York, New York, at 10:00 a.m., local time, on the second business day following satisfaction of the conditions set forth in Article VII, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to A1, C1 and C2 the certificates and other documents and instruments required to be delivered under Article VII.

            SECTION 1.4. Effective Time. At the Closing, articles of merger or other appropriate documents shall be duly prepared and executed by the Constituent Corporations (the "Articles of Merger") in accordance with Section 3-110 of the MGCL and thereafter delivered to the State Department of Assessments and Taxation of the State of Maryland (the "Maryland Secretary of State") for filing as provided in Section 107 of the MGCL the Articles of Merger and the Articles of Merger also shall be filed with any local recording office as required, in each case, as soon as practicable on the Closing Date. The Merger will become effective at such time as the Articles of Merger have been filed with the Maryland Secretary of State or at such other time as may be agreed upon by the parties and specified in the Articles of Merger in accordance with applicable law. The date and time when the Merger becomes effective is referred to herein as the "Effective Time".

            SECTION 1.5. Articles of Incorporation and By-laws.

            1.5.1. C1 Certificate of Incorporation and Bylaws. (a) At the Effective Time, (i) the certificate of incorporation of C1 Delaware in effect immediately prior to the Effective Time shall be amended and restated in its entirety to be substantially in the form of Exhibit D hereto and, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of C1 (the "C1 Charter") until thereafter amended as provided by law and the C1 Charter and (ii) the By-laws of C1 Delaware shall be amended and restated in their entirety to be substantially in the form of Exhibit E hereto and, as so amended and restated, such by-laws shall be the By-laws of C1 (the "C1 By-laws") until thereafter amended as provided by law, the C1 charter and such By-laws.

            (b) In order for C1 to meet the requirements to (i) qualify as a real estate investment trust which meets the requirements of Sections 856 through 860 of the Code (a "REIT", and the requirements for such qualification, the "REIT Requirements"), (ii) avoid any Federal income or excise tax liability and (iii) otherwise maintain the current Federal income tax treatment of the pairing arrangement for the shares of C2 Common Stock following the Merger, the C1 Charter will provide that, subject to the exceptions set forth therein, no person or entity shall own, or be deemed to own by virtue of the attribution provisions of Section 544 of the Code (as modified by Section 856(h)(1)(B) of the Code) or Section 318 of the Code (as modified by Section 856(d)(5) of the
Code), more than 6.8% of the outstanding Paired Shares (the "Ownership Limit") at or after the Effective Time. Accordingly, if any holder (other than a holder which is excepted from Ownership Limit restriction pursuant to the C1 Charter, but only to the extent of such exception) would receive in connection with the Merger a number of Paired Shares such that any person or entity would own, or be deemed to own under the applicable attribution rules of the Code referred to above, Paired Shares in excess of the Ownership Limit, then such holder shall acquire no right or interest in such number of Paired Shares which would cause such person or entity to exceed the Ownership Limit, but such holder shall, in lieu of receiving those Paired Shares which would cause the Ownership Limit to be exceeded (the "Limited Shares"), have the right to be paid by C1 an amount in cash for such Limited Shares equal to the product of the Market Price multiplied by the number of such Limited Shares.

            1.5.2. A1/MS Certificate of Incorporation and Bylaws. At the Effective Time, (i) the Amended and Restated Articles of Incorporation of A1 as in effect immediately prior to the Effective Time shall be amended so that the name of the Surviving Corporation shall be "SDG Properties, Inc." and, as so amended, such Amended and Restated Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation (the "A1/MS Articles of Incorporation") until thereafter amended as provided by law and the A1/MS Articles of Incorporation and (ii) the Amended and Restated By-laws of A1 as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation (the "A1/MS By-laws") until thereafter amended as provided by law, the A1/MS Articles of Incorporation and such By-laws.

            1.5.3. C2 Certificate of Incorporation and By-laws. At the Effective Time, (i) the Certificate of

Incorporation of C2 as in effect immediately prior to the Effective Time shall be amended and restated in their entirety to be substantially in the form of Exhibit F hereto and, as so amended and restated, such Certificate of Incorporation shall be the Certificate of Incorporation of C2 (the "C2 Certificate of Incorporation") until thereafter amended as provided by law and the C2 Certificate of Incorporation and (ii) the By-laws of C2 as in effect immediately prior to the Effective Time shall be amended and restated in their entirety to be substantially in the form of Exhibit G hereto and, as so amended and restated, such By-laws shall be the By-laws of C2 (the "C2 By-laws") until thereafter amended as provided by law, the C2 Certificate of Incorporation and such By-laws.

            SECTION 1.6. Directors and Officers.

            1.6.1. Directors and Officers of C1. (a) At the Effective Time, the Board of Directors of C1 will consist of 13 directors and will include Hans C. Mautner and two other directors to be designated by C1 (which directors shall be "Independent Directors" (as defined in the C1 Charter)). Such directors of C1 will commence to serve at the Effective Time and will remain directors until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the C1 By-laws.

            (b) Immediately after the Effective Time, Mr. Mautner shall serve as Vice Chairman and Mark S. Ticotin shall serve as an Executive Senior Vice President of C1 and the remaining officers of C1 shall be designated by A1. Such officers will commence to serve at the Effective Time and will remain officers until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the C1 By-laws.

            1.6.2. Directors and Officers of C2. (a) At Effective Time, the Board of Directors of C2 will consist of 13 directors and will include Hans C. Mautner and two other directors to be designated by C1 (which directors shall be "Independent Directors" (as defined in the C1 Charter)). The directors of C2 will commence to serve at the Effective Time and will remain directors until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the C2 By-laws.

            (b) Immediately after the Effective Time, Mr. Mautner shall serve as Vice Chairman and Mr. Ticotin shall serve as Executive Senior Vice President of C2 and the remaining officers of C2 shall be designated by A1. Such officers will commence to serve at the Effective Time and will remain officers until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the C2 By-laws.

            SECTION 1.6.3. Directors and Officers of the Surviving Corporation.
(a) The directors of A1 at the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            (b) The officers of A1 at the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            SECTION 1.7. Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the MGCL.

            SECTION 1.8. Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of the Constituent Corporations or to effect the other purposes of this Agreement.

            SECTION 1.9. A1 Stock Issuance. At the Effective Time, A1 shall issue to such persons as may be jointly designated by C1 and A1 such number of whole or fractional shares of common stock of A1 for such consideration as may be mutually agreed by C1 and A1 as to preserve A1's status as a REIT.

                                   ARTICLE II

                   Merger Consideration; Conversion of Shares

            SECTION 2.1. Merger Consideration; Conversion of Capital Stock.

            2.1.1. Conversion of A1 Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of capital stock of A1:

            (a) Each issued and outstanding share of (i) A1 Class A Stock (as defined in Section 3.12) (other than shares canceled in accordance with
      Section 2.1.1(b)) shall be converted into the right to receive from C1 one fully paid and nonassessable C1 Common Share, (ii) A1 Class B Stock (as defined in Section 3.1.2) (other than shares canceled in accordance with
      Section 2.1.1(b) or with respect to which a demand to receive payment of the fair value therefor in accordance with Section 3-203 of the MGCL has been perfected) shall be converted into the right to receive from C1 one fully paid and nonassessable C1 Class B Common Share, par value $.0001 per share (the "C1 Class B Common Shares"), and (iii) A1 Class C Stock (as defined in Section 3.1.2) (other than shares canceled in accordance with
      Section 2.1.1(b) or with respect to which a demand to receive payment of the fair value therefor in accordance with Section 3-203 of the MGCL has been perfected) shall be converted into the right to receive from C1 one fully paid and nonassessable C1 Class C Common Share, par value $.0001 per share (the "C1 Class C Common Shares"). Each issued and outstanding share of A1 Preferred Stock (as defined in Section 3.1.2) shall not be affected by the Merger and will remain one issued and outstanding share of preferred stock of the Surviving Corporation.

            (b) All shares of A1 Common Stock that are owned by A1 as treasury stock and any shares of A1 Common Stock owned by C1 Delaware, C2, or any wholly owned Entity (as defined in Section 5.1) of C1 Delaware or C2 shall be canceled and retired and shall cease to exist and no stock of the C1 or other consideration shall be delivered in exchange therefor.

            (c) Each outstanding option to purchase shares of A1 Common Stock shall be converted in the manner described in Section 6.9.1.

            SECTION 2.2. Pairing of Shares. At the Effective Time, C1 Delaware and C2 shall take the actions required of them pursuant to the C1/C2 Issuance Agreement so that each and every C1 Common Share, C1 Class B Common Share or C1 Class C Common Share, as the case may be, outstanding or issued in connection with the Merger or Section 1.1.2 will be entitled to a beneficial interest in shares of C2 Common Stock pursuant to the C2 Trust Agreements (the C1 Common Shares and the related beneficial interests in C2 Common Stock, the "Paired Shares").

            SECTION 2.3. Exchange of Certificates.

            2.3.1. Rights of Certificateholders. At the Effective Time all shares of A1 Common Stock converted in accordance with Section 2.1 will cease to be outstanding, will be canceled and retired and will cease to exist, and each holder of a certificate which, immediately prior to the Effective Time, represented any such shares (collectively, the "Certificates") will thereafter cease to have any rights with respect to such Common Stock Certificates, except the right to receive, without interest, upon exchange of such Common Stock Certificates in accordance with this Section 2.3, certificates representing the number of shares of C1 Common Shares, C1 Class B Common Shares or C1 Class C Common Shares, as the case may be, to which the holder thereof is entitled pursuant to Section 2.1, together with the payments to which such holder is entitled pursuant to this Section 2.3. No holder of a Certificate shall have any rights as a stockholder of C1 or as the owner of beneficial interests in capital stock of C2 until such holder's Certificates have been exchanged for certificates representing the Paired Shares as provided herein.

            2.3.2. Exchange Agent. Promptly following the Effective Time, C1 Delaware shall make available to an exchange agent to be designated before the Closing Date by A1 and reasonably acceptable to C1 (the "Exchange Agent"), (x) certificates representing the number of duly authorized whole Paired Shares issuable in connection with the Merger and (y) an amount of cash equal to the aggregate amount payable in accordance with Sections 1.5.1(b) and 2.3.6, to be held for the benefit of and distributed to the holders of Certificates in accordance with this Section. The Exchange Agent shall agree to hold such certificates and funds (such certificates and funds, together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section and upon such additional terms as may be agreed upon by the Exchange Agent and C1 Delaware.

            2.3.3. Exchange Procedures. As soon as reasonably practicable after the Effective Time, C1 shall cause the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as C1, may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the shares issuable in connection with the Merger and the cash payable pursuant to Sections 1.5.1(b) and 2.3.6. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor the aggregate consideration which such holder has the right to receive pursuant to the provisions of this Article II (the "Applicable Merger Consideration"), as adjusted by the cash amount payable in accordance with Section 1.5.1(b) and plus the cash amount payable in accordance with Section 2.3.6, and the Certificates so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of shares of A1 Common Stock, which is not registered in the transfer records of the issuer thereof, a certificate representing that number of whole Paired Shares (as adjusted by the cash amount payable in accordance with Section 1.5.1(b) and plus the cash amount payable in accordance with Section 2.3.6), may be issued to a transferee if the Certificate is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3.3, each Certificate shall be deemed at any time after the Effective Time for all corporate purposes of C1, except as limited by
Section 2.3.4 below, to represent ownership of the shares into which the shares shown thereon have been converted as contemplated by this Article II. Notwithstanding the foregoing, Certificates surrendered for exchange by any person constituting an "affiliate" of A1 for purposes of Section 6.4 shall not be exchanged until C1 has received an Affiliate Agreement (as defined in Section 6.4) in accordance with the provisions of Section 6.4.

            2.3.4. Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to C1 Common

Shares, C1 Class B Common Shares of C1 Class C Common Shares, as the case may be, with a record date on or after the Effective Time, and no distributions to be made to the beneficial owners of interests in C2 Common Stock arising out of a dividend or distribution declared or made by C2 with respect to C2 Common Stock after the Effective Time with a record date on or after the Effective Time, shall be paid to the holder of any unsurrendered Certificate with respect to the shares represented thereby and no cash payment shall be paid to any such holder pursuant to Sections 1.5.1(b) and 2.3.6 until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Until paid to the holders of such unsurrendered Certificates in accordance with this Section 2.3.4, all such dividends and other distributions, and all cash payments to be paid pursuant to Section 1.5.1(b) and 2.3.6, shall be delivered to the Exchange Agent and held by it as part of the Exchange Fund. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing the Paired Shares issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole number of C1 Common Shares and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole number of C1 Common Shares, C1 Class B Common Shares of C1 Class C Common Shares, as the case may be.

            2.3.5. No Further Ownership Rights in Capital Stock of A1. All cash and Paired Shares issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Sections 1.5.1(b) or 2.3.6) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of capital stock represented thereby, subject, however, to C1's obligation to pay any dividends which may have been declared by A1, C1 or C2 on such shares of capital stock in accordance with the terms of this Agreement and which remained unpaid at the Effective Time. From and after the Effective Time, the stock transfer books of A1 shall be closed and there shall be no further registration of transfers on the stock transfer books of C1 of the shares of capital stock of A1 or Merger Sub which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to C1 for any reason, they shall be canceled and exchanged as provided in this Section.

            2.3.6. No Fractional Shares. (a) No certificate or scrip representing fractional C1 Common Shares, C1 Series A Preferred Shares, C1 Class B Common Shares or C1 Class C Common Shares, as applicable (any such fractional shares, the "Fractional Shares"), will be issued in the Merger upon the surrender for exchange of Certificates or issued pursuant to Section 1.1.2(iv), and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of C1.

            (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the aggregate number of whole shares represented by Fractional Shares of any class or series to which holders of Fractional Shares would be entitled but for the provisions of clause (a) of this Section
2.3.6 (such number of shares being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Fractional Shares, shall sell the Excess Shares at then prevailing prices on the NYSE, all in the manner provided in paragraph (c) of this Section 2.3.6.

            (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through a member firm of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Fractional Shares, the Exchange Agent will hold such proceeds in trust for the holders of Fractional Shares (the "Stock Trust"). C1 shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Stock Trust to which each holder of Fractional Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Stock Trust by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Fractional Shares is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Fractional Shares of the same class or series are entitled.

            (d) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Fractional Shares in lieu of any fractional share interests in accordance with the immediately preceding paragraph, the Exchange Agent shall make available such amounts to such holders of Fractional Shares.

            2.3.7. Termination of Exchange Fund and Stock Trust. Any portion of the Exchange Fund and Stock Trust which remains undistributed to the holders of Certificates or C1 Common Shares, as applicable, for six (6) months after the Effective Time shall be delivered to C1, upon demand, and any stockholders who have not theretofore complied with this Article II shall thereafter look only to C1 (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for the Applicable Merger Consideration, any cash payable in respect thereof pursuant to Sections 2.3.1(b) or 2.3.6 and any dividends or distributions with respect thereto. C1 shall not be liable to any such holder of shares for Paired Shares (or dividends or distributions with respect thereto) or cash payable in respect thereof delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III

                      Representations and Warranties of A1

            SECTION 3.1. Representations and Warranties of A1. A1 represents and warrants to C1 and C2 as follows:

            3.1.1. Organization and Qualification. Each of A1 and the Subsidiaries (as defined in Section 9.11) of A1 is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on A1 and the Subsidiaries and Consolidated Non-Corporate Affiliates (as defined in Section 9.11) of A1 (collectively, the "A1 Entities") taken as a whole. Each of the Consolidated Non-Corporate Affiliates of A1 is a trust, limited liability company or partnership duly organized, validly existing and, if applicable, is in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to conduct its business as and to the extent conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing or in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not reasonably be expected to have a material adverse effect on the A1 Entities taken as a whole. Each A1 Entity is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the A1 Entities taken as a whole. Section 3.1.1 of the letter dated the date hereof and delivered by A1 to C1 concurrently with the execution and delivery of this Agreement (the "A1 Disclosure Letter") sets forth, as of the date hereof, (i) with respect to each Subsidiary of A1, (A) the name of such Subsidiary and (B) if such Subsidiary is not wholly owned, directly or indirectly, by A1, (1) its authorized capital stock, (2) the number of issued and outstanding shares of its capital stock and (3) the record and beneficial owners of outstanding shares of its capital stock and (ii) with respect to each Consolidated Non- Corporate Affiliate of A1, (A) the name, type of entity and jurisdiction of organization of such Consolidated Non- Corporate Affiliate and (B) the names of all parties other than A1 Entities that own equity interests therein. Except for interests in the A1 Entities and as disclosed in Section 3.1.1 of the A1 Disclosure Letter and as disclosed in the A1 SEC Reports (as defined below), as of the date hereof, neither A1 nor any other A1 Entity directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, (i) any corporation or
(ii) any trust, limited liability company, partnership, joint venture or other non-corporate business association or entity (other than investments in such entities that (A) in the aggregate are reflected in the latest A1 Financial Statements (as defined herein) as having a value not exceeding $20,000,000, (B) by operation of law (including the interposition of a Subsidiary or Consolidated Non- Corporate Affiliate holding only such investments) expose no A1 Entity (other than such an interposed A1 Entity) to any liability with respect to the obligations of such entities, whether as a controlling person, partner, guarantor, surety or otherwise and (C) do not and could not reasonably be expected to cause A1 to fail to meet any REIT Requirement

(the exceptions to the general representation set forth in this sentence, the "A1 Permitted Minority Investments")). A1 has previously delivered to C1 and C2 correct and complete copies of its articles of incorporation and Bylaws, each as amended to the date hereof.

            3.1.2. Capital Stock. (a) As of the date hereof, the authorized capital stock of A1 consists solely of 375,796,000 shares of Common Stock, par value $0.0001 per share (the "A1 Class A Stock"), 12,000,000 shares of Class B Common Stock, par value $0.0001 per share (the "A1 Class B Stock"), 4,000 shares of Class C Common Stock, par value $0.0001 per share (the "A1 Class C Stock" and together with the A1 Class A Stock and the A1 Class B Stock, the "A1 Common Stock"), 9,200,000 shares of 8 3/4% Series B Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the "A1 Series B Preferred Stock"), 3,000,000 shares of 7.89% Series C Cumulative Step-Up Premium Rate Preferred Stock, par value $0.0001 per share (the "A1 Series C Preferred Stock" and together with the A1 Series B Preferred Stock and the A1 Series B Preferred Stock, the "A1 Preferred Stock"), and 250,000,000 shares of Excess Stock, par value $.0001 per share (the "Excess Stock"). As of February 17, 1998, (i) 106,482,222 shares of A1 Class A Stock, 3,200,000 shares of Class B Stock, 4,000 shares of Class C Stock, no shares of Series A Preferred Stock, 8,000,000 shares of Series B Preferred Stock, 3,000,000 shares of Series C Preferred Stock and no shares of Excess Stock were issued and outstanding, (ii) no shares of any of such classes of stock were held by A1 in its treasury and (iii) 4,595,000 and 100,000 shares of A1 Common Stock were reserved for issuance pursuant to A1's Employee Stock Option Plan and A1's Director Stock Option Plan, respectively (collectively, the "A1 Stock Plans") ((i), (ii) and (iii), collectively, the "A1 Permissible Issuance Arrangements"). Between such date and the date hereof, except as set forth in Section 3.1.2 of the A1 Disclosure Letter, there has been no change in the number of issued and outstanding shares of A1 Common Stock or shares of A1 Common Stock held in treasury or reserved for issuance other than pursuant to the A1 Permissible Issuance Arrangements. All of the issued and outstanding shares of A1 Common Stock and A1 Preferred Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in Section 3.1.2 of the A1 Disclosure Letter and as set forth in the A1 SEC Reports, as of the date hereof, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating any A1 Entity to issue or sell any equity interest in A1 or to grant, extend or enter into any Option with respect thereto other than pursuant to A1 Permissible Issuance Arrangements. Except pursuant to this Agreement and except as set forth in Section 3.1.2 of the A1 Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations of any A1 Entity to repurchase, redeem or otherwise acquire any equity interest in A1.

            (b) Except as disclosed in Section 3.1.2 of the A1 Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of A1 are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by A1 or any other A1 Entity wholly owned, directly or indirectly, by A1, free and clear of any liens, claims, mortgages, deeds of trust, deeds to secure debt, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"). Except as disclosed in Section 3.1.2 of the A1 Disclosure Letter, all equity interests in the Consolidated Non-Corporate Affiliates of A1 that are not owned by third parties (as disclosed in Section
3.1.1 of the A1 Disclosure Letter) are owned by other A1 Entities, free and clear of any Liens. Except as disclosed in Section 3.1.2 of the A1 Disclosure Letter and as set forth in the A1 SEC Reports, as of the date hereof, there are no (i) outstanding Options (other than Options in favor of A1 or any other A1 Entity wholly owned, directly or indirectly, by A1) obligating any A1 Entity to issue or sell any shares of capital stock of, or other equity interest in, any Subsidiary or Consolidated Non-Corporate Affiliate of A1 or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than A1 or an A1 Entity wholly owned, directly or indirectly, by A1 with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of A1 or an any equity interest in any Consolidated Non-Corporate Affiliate of A1, other than as set forth in such A1 Entity's Charter Documents.

            (c) Except as disclosed in Section 3.1.2 of the A1 Disclosure Letter and as set forth in the A1 SEC Reports, as of the date hereof, there are no outstanding contractual obligations (other than Options in favor of A1 or an A1

Entity wholly owned, directly or indirectly, by A1) of any A1 Entity to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interest in, any Subsidiary or Consolidated Non-Corporate Affiliate of A1. Except as disclosed in Section 3.1.2 of the A1 Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations of any A1 Entity to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any A1 Entity or other person (except for A1 and A1 Entities wholly owned, directly or indirectly, by A1), other than in connection with A1 Permitted Minority Investments.

            3.1.3. Authority Relative to this Agreement. A1 has full corporate power and authority to enter into this Agreement and, subject, with respect to the Merger, to obtaining the A1 Stockholders' Approval (as defined in Section 6.3.1), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by A1 and the consummation by A1 of the transactions contemplated hereby have been duly and validly approved by its Board of Directors, the Board of Directors of A1 has recommended adoption of this Agreement by its stockholders and directed that this Agreement be submitted to its stockholders for their consideration, and no other corporate proceedings on the part of A1 or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by A1 and the consummation by A1 of the transactions contemplated hereby, other than obtaining the A1 Stockholders' Approval. This Agreement has been duly and validly executed and delivered by A1 and constitutes a legal, valid and binding obligation of A1, enforceable against A1 in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3.1.4. Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by A1 do not, and the performance by A1 of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancelation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of any A1 Entity under, any of the terms, conditions or provisions of (x) the certificate or articles of incorporation or By-laws (in the case of a corporation), trust agreement, declaration of trust, deed or trustees' regulations (in the case of a trust), limited liability company or operating agreement or registration certificate (in the case of a limited liability company) or agreement or certificate of partnership or joint venture (in the case of a partnership or joint venture) (including, in each such case, all amendments, supplements, other modifications and assignments thereof) ("Charter Documents") of any A1 Entity, or (y) subject to the obtaining of the A1 Stockholders' Approval and the taking of the actions described in paragraph (b) of this Section and the obtaining of the consents and approvals, the making of the filings and the giving of the notices described in Section 3.1.4 of the A1 Disclosure Letter, (1) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to any A1 Entity or any of its assets or properties, or (2) any note, bond, mortgage, deed of trust, deed to secure debt, security agreement, co-tenancy agreement, reciprocal easement agreement, management agreement, leasing agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (including, in each case, all amendments, supplements, other modifications and assignments thereof) (together, "Contracts") to which any A1 Entity is a party or by which any A1 Entity or any of its assets or properties is bound, excluding from the foregoing clauses (1) and (2) conflicts, violations, breaches, defaults, rights of payment or reimbursement, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the A1 Entities taken as a whole or on the ability of A1 to consummate the transactions contemplated by this Agreement or (ii) to the knowledge of A1, adversely affect the qualification of A1 as a REIT.

            (b) Except (i) for the filing of the Proxy Statement (as defined in Section 3.1.9) and the Registration Statement (as defined in Section 4.1.9) with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement,
(ii) for the filing of the Articles of Merger and other appropriate merger documents required by the MGCL with the Maryland Secretary of State and, in each case, with any local recording office, and appropriate documents with the relevant authorities of other states in which any of the Constituent Corporations are qualified to do business, (iii) for such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under (A) the laws of any foreign country in which any A1 Entity conducts any business or owns any property or assets or (B) any federal, state, local or foreign Environmental Law (as defined below) and (iv) as disclosed in
Section 3.1.4 of the A1 Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which any A1 Entity is a party or by which any A1 Entity or any of its assets or properties is bound for the execution and delivery of this Agreement by A1, the performance by A1 of its obligations hereunder or the consummation by A1 of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the A1 Entities taken as a whole or on the ability of A1 to consummate the transactions contemplated by this Agreement.

            3.1.5. SEC Reports and Financial Statements. A1 has delivered to C1 and C2 prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement (as declared effective and any posteffective amendments), definitive proxy statement and other document (together with all amendments thereof and supplements thereto, except as provided above with respect to registration statements) filed by A1 or any other A1 Entity with the SEC since January 1, 1996 (as such documents have since the time of their filing been amended or supplemented, the "A1 SEC Reports"), which are all the documents (other than preliminary material) that A1 or any other A1 Entity were required to file with the SEC since such date. As of their respective dates, the A1 SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the A1 SEC Reports (the "A1 Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to the A1 Entities taken as a whole)) the consolidated financial position of A1 and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in
Section 3.1.5 of the A1 Disclosure Letter, each Subsidiary and Consolidated Non-Corporate Affiliate of A1 in existence on the date hereof is fully consolidated with A1 in the A1 Financial Statements for all periods covered thereby.

            3.1.6. Absence of Certain Changes or Events. Except as disclosed in the A1 SEC Reports filed prior to the date of this Agreement, between September 30, 1997 and the date hereof there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the A1 Entities taken as a whole.

            3.1.7. [Intentionally Omitted].

            3.1.8. Legal Proceedings. Except as disclosed in the A1 SEC Reports filed prior to the date of this Agreement or in Section 3.1.8 of the A1 Disclosure Letter, as of the date hereof, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of A1, threatened against, relating to or affecting, nor to the knowledge of A1 are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting any A1 Entity or any of its assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the A1 Entities taken as a whole or on the ability of A1 to consummate the transactions contemplated by this Agreement and
(ii) no A1 Entity is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the A1 Entities taken as a whole or on the ability of A1 to consummate the transactions contemplated by this Agreement.

            3.1.9. Information Supplied. The joint proxy statement relating to the Stockholders' Meetings (as defined in Section 6.3.2), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by A1 with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and any such other documents filed with the SEC under the Exchange Act or the Securities Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is first mailed to stockholders of A1 and at the time of the A1 Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by A1 with respect to information supplied by or on behalf of C1 or C2 or any of their respective Subsidiaries, shareholders or stockholders expressly for inclusion therein.

            3.1.10. Compliance with Laws and Orders. The A1 Entities hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "A1 Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the A1 Entities taken as a whole. The A1 Entities are in compliance with the terms of the A1 Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the A1 Entities taken as a whole.

Except as disclosed in the A1 SEC Reports filed prior to the date of this Agreement or in Section 3.1.10 of the A1 Disclosure Letter, the A1 Entities are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the A1 Entities taken as a whole.

            3.1.11. Compliance with Agreements; Certain Agreements. Except as disclosed in the A1 SEC Reports filed prior to the date of this Agreement or in
Section 3.1.11 of the A1 Disclosure Letter, neither any A1 Entity nor, to the knowledge of A1, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the Charter Documents of any A1 Entity that is a corporation or (ii) any Contract to which any A1 Entity is a party or by which any A1 Entity or any of its assets or properties is bound or any Charter Document of any A1 Entity that is not a corporation, except in the case of this clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the A1 Entities taken as a whole.

            3.1.12. Taxes. (a) Each A1 Entity has timely filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such tax returns and reports are complete and accurate in all respects, except to the extent that such failures to timely file or failures to be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on the A1 Entities taken as a whole. Each A1 Entity has paid (or A1 has paid on its behalf) all taxes shown as due on such tax returns and reports and all material taxes otherwise due. The most recent financial statements contained in the A1 SEC Reports reflect an adequate reserve for all taxes payable by the A1 Entities for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against any A1 Entity that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on the A1 Entities taken as a whole. Except as set forth in Section 3.1.12 of the A1 Disclosure Letter, as of the date hereof, no requests for waivers of the time to assess or collect any taxes against any A1 Entity have been granted or are pending, and no audits or examinations of any A1 Entity are being conducted or, to the knowledge of any A1 Entity, threatened by any taxing authority.

            (b) No A1 Entity has taken any action that would create a material risk that the Merger would not qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

            (c) At all times since December 31, 1993, A1 has qualified as a REIT and its current method of operation will enable it to continue to qualify as a REIT.

            (d) The execution or delivery by A1 of this Agreement and the consummation by A1 of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof by A1, to the knowledge of A1, will not adversely affect the qualification of A1 as a REIT or adversely affect the qualification of C1 as a REIT after the Effective Time.

            (e) Except as set forth in Section 3.1.12 of the A1 Disclosure Letter, no A1 Entity is bound by any effective private letter ruling, closing agreement or similar agreement with any taxing authority (an "A1 Tax Ruling"), no U.S. A1 Entity has any applications or requests outstanding for any such rulings or agreements and no such A1 Tax Ruling has been revoked or modified in any manner.

            (f) A1 is not, and has not at any time been, a member of any consolidated, combined or unitary group for Federal, state, local and foreign tax purposes.

            (g) As used in this Section 3.1.12 and in Sections 4.1.12 and 4.2.12, "taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

            3.1.13. Employee Benefit Plans; ERISA. (a) Except as described in the A1 SEC Reports filed prior to the date of this Agreement or as would not have a material adverse effect on the A1 Entities taken as a whole, as of the date hereof, (i) all A1 Employee Benefit Plans (as defined below) are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) no A1 Entity has any liabilities or obligations with respect to any such A1 Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of A1 are any such liabilities or obligations expected to be incurred.

                  (b) As used herein:

            (i) "A1 Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by any A1 Entity for the benefit of the current or former employees or directors of any A1 Entity and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"),
                  Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

            (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

            (c) No part of the assets of A1 or any A1 Entity constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.101.

            3.1.14. Labor Matters. Except as disclosed in the A1 SEC Reports filed prior to the date of this Agreement or in Section 3.1.14 of the A1 Disclosure Letter, there are no material controversies pending or, to the knowledge of A1, threatened between any A1 Entity and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on the A1 Entities taken as a whole, and, to the knowledge of A1, there are no material organizational efforts presently being made involving any of the now unorganized employees of any A1 Entity except as could not, individually or in the aggregate, have a material adverse effect on the A1 Entities taken as a whole.

            3.1.15. Environmental Matters. (a) Except as disclosed in Section
3.1.15 of the A1 Disclosure Letter, each A1 Entity has obtained or submitted timely applications for all licenses, permits, authorizations, registrations approvals and consents from Governmental or Regulatory Authorities which are required under any applicable Environmental Law (as defined below) in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits and to submit timely applications which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the A1 Entities taken as a whole. Each of such Environmental Permits obtained by such A1 Entity is in full force and effect and each A1 Entity is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures to be in full force and effect or in compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the A1 Entities taken as a whole.

            (b) Except as disclosed in the A1 SEC Reports filed prior to the date of this Agreement or in Section 3.1.15 of the A1 Disclosure Letter, to the knowledge of A1 as of the date hereof, no site or facility now or previously owned, operated or leased by any A1 Entity is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA"), or on any similar state or local list of sites requiring investigation or cleanup.

            (c) Except as disclosed in the A1 SEC Reports filed prior to the date of this Agreement or in Section 3.1.15 of the A1 Disclosure Letter, no Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by any A1 Entity, other than any such Liens not individually or in the aggregate material to the A1 Entities taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of A1, is in process which could subject any of such properties to such Liens, except for such Liens which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the A1 Entities taken as a whole, and no A1 Entity is required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located, except for such notices or restrictions which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the A1 Entities taken as a whole.

            (d) Except as disclosed in Section 3.1.15 of the A1 Disclosure Letter, as of the date hereof, there have been no written reports, environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, any A1 Entity in relation to any site or facility now or previously owned, operated or leased by any A1 Entity that both
(i) conclude that any A1 Entity could have liability under Environmental Laws that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the A1 Entities taken as a whole, and (ii) have not been delivered to C1 and C2 prior to the execution of this Agreement.

            (e) As used herein:

            (i) "Environmental Law" means any law, regulation or order of any Governmental or Regulatory Authority relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes; and

            (ii) "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

            3.1.16. Intellectual Property Rights. Each A1 Entity has all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) individually or in the aggregate material to the conduct of the businesses of the A1 Entities taken as a whole. No A1 Entity is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, such Intellectual Property is not, to the knowledge of A1, being infringed by any third party, and no A1 Entity is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the A1 Entities taken as a whole. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

            3.1.17. Real Property. Section 3.1.17 of the A1 Disclosure Letter sets forth a list of all principal properties owned or leased (as lessee) by the A1 Entities as of the date hereof.

            3.1.18. Vote Required. Assuming the accuracy of the representation and warranty contained in Sections 4.1.20 and 4.2.19, the affirmative vote of the holders of record of at least two-thirds of the outstanding shares of A1 Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of A1 required to approve the Merger and the other transactions contemplated hereby.

            3.1.19. Opinion of Financial Advisor. The Board of Directors of A1 has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), financial advisor to A1, to the effect that, as of the date hereof, the consideration to be received by the holders of A1 Common Stock pursuant to this Agreement is fair from a financial point of view to such holders.

                                   ARTICLE IV

                   Representations and Warranties of C1 and C2

            SECTION 4.1 Representations and Warranties of C1. C1 represents and warrants to A1 as follows:

            4.1.1. Organization and Qualification. Each of C1 and the Consolidated Non-Corporate Affiliates of C1 is a trust, limited liability company or partnership duly organized, validly existing and, if applicable, is in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to conduct its business as and to the extent conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing or in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not reasonably be expected to have a material adverse effect on C1 and the Subsidiaries and Consolidated Non-Corporate Affiliates of C1 (collectively, the "C1 Entities") and C2 and the Subsidiaries and Consolidated Non-Corporate Affiliates of C2 (collectively, the "C2 Entities"; and, together with the C1 Entities, the "C1/C2 Entities") taken as a whole. Each Subsidiary of C1 is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole. Each C1 Entity is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole. Section 4.1.1 of the letter dated the date hereof and delivered by C1 to A1 concurrently with the execution and delivery of this Agreement (the "C1 Disclosure Letter") sets forth, as of the date hereof, (i) with respect to each Subsidiary of C1, (A) the name and jurisdiction of incorporation of such Subsidiary and (B) if such Subsidiary is not wholly owned, directly or indirectly, by C1, (1) its authorized capital stock, (2) the number of issued and outstanding shares of its capital stock and (3) the record and beneficial owners of outstanding shares of its capital stock and (ii) with respect to each Consolidated Non-Corporate Affiliate of C1, (A) the name, type of entity and jurisdiction of organization of such Consolidated Non-Corporate Affiliate, (B) the names of all parties that own equity interests therein and (C) the method of consolidation employed with respect to the consolidation of the accounts of such Consolidated Non-Corporate Affiliate in the financial statements of C1, including the percentage(s) employed in the case of proportional consolidation. Except for interests in the C1 Entities and as disclosed in Section 4.1.1 of the C1 Disclosure Letter, as of the date hereof, neither C1 nor any other C1 Entity directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, (i) any corporation (other than less than 9.8% of any series or class of capital stock acquired or held for the purpose of meeting C1's obligations under its Trustees' and Officers' Deferred Remuneration Plan and Supplemental Executive Retirement Plan (the "C1 Deferral Plans")) or (ii) any trust, limited liability company, partnership, joint venture or other non-corporate business association or entity (other than (x) as noncontrolling investments acquired or held for the purpose of meeting C1's obligations under the C1 Deferral Plans and (y) investments in such entities that (A) in the aggregate are reflected in the latest C1 Financial Statements (as defined herein) as having a value not exceeding $20,000,000, (B) by operation of law (including the interposition of a C1 Entity holding only such investments) expose no C1 Entity (other than such an interposed C1 Entity) to any liability with respect to the obligations of such entities, whether as a controlling person, partner, guarantor, surety or otherwise and (C) do not and could not reasonably be expected to cause C1 to fail to meet any REIT Requirement (the exceptions to the general representation set forth in this sentence, the "C1 Permitted Minority Investments")). C1 has previously delivered to A1 correct and complete copies of the Second Amended and Restated Declaration of Trust (C1's "Declaration of Trust") and Trustee's Regulations of C1, each as amended to the date hereof.

            4.1.2. Capital Stock. (a) As of the date of this Agreement, the total number of preference shares of beneficial interest in C1 ("C1 Preference Shares") which C1 has the authority to issue is 209,249 and the total number of common shares of beneficial interest in C1 (the "C1 Common Shares") which C1 has the authority to issue is as set forth in Exhibit A of C1's Declaration of Trust, as amended through the date hereof. As of the date hereof, the C1 Preference Shares and the C1 Common Shares represent all the authorized shares of beneficial interest in C1. As of February 17, 1998, 209,249 C1 Preference Shares were issued and outstanding, consisting solely of the C1 6.50% Preference Shares. As of February 17, 1998, 25,326,909 C1 Common Shares were issued and outstanding 1,092,500, C1 Common Shares were held in the treasury of C1 and 2,600,000 C1 Common Shares were reserved for issuance pursuant to C1 Permissible Issuance Arrangements (as defined below) other than those described in clause
(i) of the definition thereof. Between such date and the date hereof, except as set forth in Section 4.1.2 of the C1 Disclosure Letter, there has been no change in the number of issued and outstanding C1 Common Shares or the number of C1 Common Shares held in treasury or reserved for issuance other than pursuant to
(i) contracts entered into pursuant to C1's 1997 Plan for Shareholder Contractual Purchases (the "C1 QSPP"), (ii) contracts (the "C1 ESPP Contracts") styled "Employee Share Purchase Plan Contract", or similarly styled, entered into before the date hereof, (iii) option agreements entered into in connection with grants of options under the 1993 Share Option Plan of C1 (the "C1 Option Plan") made before the date hereof, (iv) the C1 Deferral Plans, (v) the conversion provisions of the Certificate of Designation for the C1 Preference Shares and (vi) contracts ("C1 Termination Agreements") with individuals, other than executive officers, whose employment with C1 has been terminated in the ordinary course of business of the C1 Entities, which contracts provide for the repurchase of C1 Common Shares held by such individuals and/or the cancelation of options issued to such individuals under the C1 Option Plan (the contracts and arrangements described in clauses (i), (iii), (iv) and (v), the "C1 Permissible Issuance Arrangements"; the contracts and arrangements described in clauses (ii), (iii), (iv), (v) and (vi), the "C1 Permissible Redemption Arrangements"). All of the issued and outstanding C1 Common Shares and C1 Preference Shares are, and all such shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and all C1 Common Shares issuable in exchange for shares of A1 Common Stock at the Effective Time and the related beneficial interests in shares of C2 Common Stock will be paired with each other pursuant to the C2 Trust Agreements in the same ratio as all other C1 Common Shares and related beneficial interests in shares of C2 Common Stock are paired, as such ratio may be changed from time to time. Except pursuant to this Agreement and except as set forth in Section 4.1.2 of the C1 Disclosure Letter, as of the date hereof, there are no outstanding Options obligating any C1/C2 Entity to issue or sell any shares of beneficial interest or other equity interest in C1 or to grant, extend or enter into any Option with respect thereto other than pursuant to C1 Permissible Issuance Arrangements. Except pursuant to this Agreement and except as set forth in
Section 4.1.2 of the C1 Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations of any C1/C2 Entity to repurchase, redeem or otherwise acquire any shares of beneficial interest or other equity interest in C1 other than pursuant to C1 Permissible Redemption Arrangements.

            (b) Except as disclosed in Section 4.1.2 of the C1 Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of C1 are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by C1 or another C1 Entity wholly owned, directly or indirectly, by C1, free and clear of any Liens. Except as disclosed in Section
4.1.2 of the C1 Disclosure Letter, all equity interests in the Consolidated Non-Corporate Affiliates of C1 that are not owned by third parties (as disclosed in Section 4.1.1 of the C1 Disclosure Letter) are owned by other C1 Entities, free and clear of any Liens. Except as disclosed in Section 4.1.2 of the C1 Disclosure Letter, as of the date hereof, there are no (i) outstanding Options (other than Options in favor of C1 or a C1 Entity wholly owned, directly or indirectly, by C1) obligating any C1 Entity to issue, sell or otherwise transfer any shares of capital stock of, or other equity interest in, any Subsidiary or Consolidated Non-Corporate Affiliate of C1 or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than C1 or another C1 Entity wholly owned, directly or indirectly, by C1 with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of C1 or any equity interest in any Consolidated Non-Corporate

Affiliate of C1, other than as set forth in such C1 Entity's Charter Documents.

            (c) Except as disclosed in Section 4.1.2 of the C1 Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations (other than Options in favor of C1 or a C1 Entity wholly owned, directly or indirectly, by C1) of any C1 Entity to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interest in, any Subsidiary or Consolidated Non- Corporate Affiliate of C1. Except as disclosed in Section
4.1.2 of the C1 Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations of any C1 Entity to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any C1 Entity or other person (except for C1 and C1 Entities wholly owned, directly or indirectly, by C1), other than in connection with C1 Permitted Minority Investments.

            4.1.3. Authority Relative to this Agreement. C1 has all requisite power and authority to enter into this Agreement and, subject, (i) with respect to the C1 Delaware Reorganization, to obtaining the requisite approval of the shareholders of C1 and (ii) with respect to the Merger, to obtaining the C1 Stockholders' Approval (as defined in Section 6.3.2), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by C1, and the consummation by C1 of the transactions contemplated hereby, have been duly and validly approved by its Board of Trustees, the Board of Trustees of C1 has recommended adoption of this Agreement by the shareholders of C1 and directed that this Agreement, the conduct of the C1 Delaware Reorganization and the issuance of C1 Common Shares in connection with the Merger and Section 1.1.2 be submitted to the shareholders of C1 for their consideration, and no other corporate or trust proceedings on the part of either of C1 or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by C1 and the consummation by C1 of the transactions contemplated hereby, other than obtaining the requisite approval of the shareholders of C1 for the C1 Delaware Reorganization and obtaining the C1 Stockholders' Approval. This Agreement has been duly and validly executed and delivered by C1 and constitutes a legal, valid and binding obligation of C1 enforceable against C1 in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            4.1.4. Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by C1 do not, and the performance by C1 of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancelation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of any C1 Entity under, any of the terms, conditions or provisions of (x) the Charter Documents of any C1 Entity, or (y) subject to the obtaining of requisite approval of the shareholders of C1 for the C1 Delaware Reorganization and the C1 Stockholders' Approval and the taking of the actions described in paragraph (b) of this Section and the obtaining of the consents and approvals, the making of the filings and the giving of the notices described in Section 4.1.4 of the C1 Disclosure Letter, (1) any laws or orders of any Governmental or Regulatory Authority applicable to any C1 Entity or any of its assets or properties, or (2) any Contracts to which any C1 Entity is a party or by which any C1 Entity or any of its assets or properties is bound, excluding from the foregoing clauses (1) and (2) conflicts, violations, breaches, defaults, rights of payment or reimbursement, terminations, cancelations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole or on the ability of C1 to consummate the transactions contemplated by this Agreement or (ii) to the knowledge of C1, adversely affect the qualification of C1 as a REIT.

            (b) Except (i) for the filing of the Proxy Statement and the Registration Statement with the SEC pursuant to the Exchange Act and the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement,
(ii) for the filing by C1 of articles of merger and other appropriate merger documents required by the Massachusetts Business Corporation Law with the Secretary of the Commonwealth of Massachusetts and a certificate of merger and other appropriate merger documents required by the DGCL with the

Secretary of State of the State of Delaware (the "Delaware Secretary of State") and, in each case, with any local recording office in connection with the C1 Delaware Reorganization, and the filing of the Articles of Merger and other appropriate merger documents required by the MGCL with the Maryland Secretary of State and, in each case, with any local recording office, and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business in connection with the Merger, (iii) for such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under (A) the laws of any foreign country in which any C1 Entity conducts any business or owns any property or assets or (B) any federal, state, local or foreign Environmental Law and (iv) as disclosed in Section 4.1.4 of the C1 Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which any C1 Entity is a party (including, without limitation, any Charter Documents of any C1 Consolidated Non-Corporate Affiliate) or by which any C1 Entity or any of its assets or properties is bound for the execution and delivery of this Agreement by C1, the performance by C1 of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole or on the ability of C1 to consummate the transactions contemplated by this Agreement.

            4.1.5. C1 Financial Statements and Other Documents. (a) Prior to the execution of this Agreement, C1 has delivered to A1 true and complete copies of the audited balance sheets of C1 as of December 31, 1995, 1996 and 1997, and the related audited statements of income, shareholders' equity and cash flows for each of the fiscal years then ended, together with the notes thereto and a true and correct copy of the report on such audited information by Ernst & Young LLP (such financial statements, including the notes, if any, thereto, being referred to herein as the "C1 Financial Statements"). The C1 Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of C1 as at the respective dates thereof and the related results of operations and cash flows for the respective periods indicated. Except as set forth in Section 4.1.1 of the C1 Disclosure Letter, each Subsidiary and Consolidated Non-Corporate Affiliate of C1 in existence on the date hereof is fully consolidated with C1 in the C1 Financial Statements for all periods covered thereby.

            (b) C1 has delivered to A1 prior to the execution of this Agreement a true and complete copy of each letter, proxy and other document (together with all amendments thereof and supplements thereto) provided by C1 to its shareholders between December 31, 1996 and the date hereof (the "C1 Reports"). As of their respective dates, the C1 Reports did not contain any untrue statement of a material fact and did not omit any fact that directly conflicts with any material statement contained therein.

            4.1.6. Absence of Certain Changes or Events. Except as disclosed in
Section 4.1.6 of the C1 Disclosure Letter, (a) between December 31, 1997 and the date hereof there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the C1/C2 Entities taken as a whole, (b) between December 31, 1997 and the date hereof, no party to any Charter Document or co-tenancy agreement of any C1 Entity has exercised any "buy-sell", right of first refusal, right or first offer or other comparable right (each, a "Charter Document Right") pursuant to such Charter Document or co-tenancy agreement and
(c) between December 31, 1997 and the date hereof no C1 Entity has taken any action which, if taken after the date hereof, would constitute a breach of any provision of paragraphs (c), (d), (e), (f), (g), (h), (i), (j), (k) or, solely with respect to the foregoing paragraphs, (l) of Section 5.1.2.

            4.1.7. Undisclosed Liabilities. C1 has no liabilities that would be required to be shown on the financial statements, including the notes thereto, of C1 prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods and that (a) are not disclosed in the C1 Financial Statements and (b) would, or would reasonably be expected to, have a material adverse effect on C1 and C2 taken as a whole.

            4.1.8. Legal Proceedings. Except as disclosed in the C1 Financial Statements or in Section 4.1.8 of the C1 Disclosure Letter, as of the date hereof, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of C1, threatened against, relating to or affecting, nor to the knowledge of C1 are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting any C1 Entity or any of its assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole or on the ability of C1 to consummate the transactions contemplated by this Agreement, and (ii) no C1 Entity is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole or on the ability of C1 to consummate the transactions contemplated by this Agreement.

            4.1.9. Information Supplied. The registration statement to be filed with the SEC by C1 and C2 in connection with the issuance of C1 Common Shares and beneficial interests in C2 Common Stock pursuant to this Agreement, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by C1 with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby, will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is first mailed to stockholders of C1 and C2 and at the times of the Stockholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by C1 with respect to information supplied by or on behalf of A1 or any of its Subsidiaries expressly for inclusion therein and information incorporated by reference therein from documents filed with the SEC by any A1 Entity.

            4.1.10. Compliance with Laws and Orders. The C1 Entities hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "C1 Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole. The C1 Entities are in compliance with the terms of the C1 Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole. Except as disclosed in Section 4.1.10 of the C1 Disclosure Letter, the C1 Entities are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole.

            4.1.11. Compliance with Agreements; Certain Agreements. (a) Except as disclosed in Section 4.1.11 of the C1 Disclosure Letter, neither any C1 Entity nor, to the knowledge of C1, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the Charter Documents of any C1 Entity that is a corporation, (ii) any Contract to which any C1 Entity is a party or by which any C1 Entity or any of its assets or properties is bound or any Charter Document of any C1 Entity that is not a corporation, except in the case of this clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole. Each Charter Document or co-tenancy agreement of each C1 Consolidated Non-Corporate Affiliate and, to the knowledge of C1, each material Contract to which any C1 Entity is a party or by which any of its assets or properties is bound, is in full force and effect, other than invalidities and other defects (x) due to the actions of other parties to any such Charter Document or material Contract or (y) that have not had, and would not reasonably be expected to have, a material adverse effect on C1 and C2 taken as a whole. C1 has made available to A1 correct and complete copies of all Charter Documents and co-tenancy agreements of the C1 Entities, except as would not, and would not reasonably be expected to, have a material adverse effect on the ability of C1, C2 or A1 to consummate the transactions contemplated hereby.

            (b) No C1 Entity other than C1 has employed any individuals, retained any current or former employees of C1 as consultants or reimbursed any current or former employees of C1 for any business related or other expenses (provided, however, that such C1 Entities may have reimbursed C1 for payments of such nature). No C1 Entity other than C1 has paid any trustees', directors' or similar fees to current or former trustees or directors of any C1 Entity other than C1. Except as disclosed in Section 4.1.11 of the C1 Disclosure Letter or as provided for in this Agreement, as of the date hereof, C1 is not a party to any oral or written (i) consulting agreement with any current or former employee of C1 not terminable on 30 days' or less notice involving the payment of more than $10,000 per annum or $100,000 per annum in the aggregate for all such agreements, (ii) union or collective bargaining agreement which covers more than 100 employees, (iii) agreement with any executive officer or other employee of C1 the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, (iv) agreement with respect to any executive officer or other employee of C1 providing any term of employment or compensation guarantee that extends for a period longer than one year or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased (other than as a result of any change in market values of the securities of any party or the Surviving Corporation), or the vesting of the benefits under which will be accelerated by the occurrence of the transactions contemplated by this Agreement.

            4.1.12. Taxes. (a) Each C1 Entity has timely filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such tax returns and reports are complete and accurate in all respects, except to the extent that such failures to timely file or failures to be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on the C1/C2 Entities taken as a whole. Each C1 Entity has paid (or C1 has paid on its behalf) all taxes shown as due on such tax returns and reports and all material taxes otherwise due. The most recent C1 Financial Statements reflect an adequate reserve for all taxes payable by the C1 Entities for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against any C1 Entity that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on the C1/C2 Entities taken as a whole. Except as set forth in Section 4.1.12 of the C1 Disclosure Letter, as of the date hereof, no requests for waivers of the time to assess or collect any taxes against any C1 Entity have been granted or are pending, and no audits or examinations of any C1 Entity are being conducted or, to the knowledge of C1, threatened by any taxing authority.

            (b) No C1 Entity has taken any action that would create a material risk that the Merger would not qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

            (c) At all times since December 31, 1971, C1 has qualified as a REIT and its current method of operation will enable it to continue to qualify as a REIT.

            (d) Except as set forth in Section 4.1.12 of the C1 Disclosure Letter, no C1 Entity is bound by any effective private letter ruling, closing agreement or similar agreement with any taxing authority (a "C1 Tax Ruling"), no C1 Entity has any applications or requests outstanding for any such rulings or agreements and no C1 Tax Ruling has been revoked or modified in any manner.

            4.1.13. Employee Benefit Plans; ERISA. (a) Except as reflected in the C1 Financial Statements or as disclosed in Section 4.1.13 of the C1 Disclosure Letter or as would not have a material adverse effect on the C1/C2 Entities taken as a whole, as of the date hereof, (i) all C1 Employee Benefit Plans (as defined below) are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) no C1 Entity has any liabilities or obligations with respect to any such C1 Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of C1 are any such liabilities or obligations expected to be incurred. Except as disclosed in Section 4.1.13 of the C1 Disclosure Letter or as otherwise provided herein, no C1 Employee Benefit Plan in effect on the date hereof contains any provision that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of C1 by virtue of the execution of, and performance of the transactions contemplated in, this Agreement (either alone or together with the occurrence of any additional of subsequent events). As of the date hereof, the only severance agreements or severance policies applicable to the employees, trustees or directors of any C1 Entity are the agreements and policies specifically referred to in Section 4.1.13 of the C1 Disclosure Letter. C1 has furnished to A1 correct and complete copies of all written C1 Employee Benefit Plans of each C1 Entity (or summary descriptions thereof) as in effect on the date hereof.

            (b) As used herein "C1 Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by any C1 Entity for the benefit of the current or former employees, trustees, or directors of any C1 Entity and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement.

            (c) Except as reflected in Section 4.1.13 of the C1 Disclosure Letter, (i) no C1 Employee Benefit Plan provides retiree medical or retiree life insurance benefits to any person, (ii) no C1 Employee Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code and (iii) no event has occurred with respect to which any C1 Entity could reasonably be expected to have liability under Title IV of ERISA or Section 412 of the Code.

            (d) Except as disclosed in Section 4.1.13 of the C1 Disclosure Letter, no C1 entity is a party to or obligated under any agreement, plan, contract or other arrangement to make payments, nor have any payments been made, that would be considered "excess parachute payments" under Section 280G of the Code.

            (e) Each of C1 and C2 presently qualify, have at all times in the past qualified, and shall continue to qualify until the Effective Time as a "real estate operating company" for purposes of ERISA as defined in 29 C.F.R.
Section 2510.101.

            4.1.14. Labor Matters. Except as disclosed in Section 4.1.14 of the C1 Disclosure Letter, there are no material controversies pending or, to the knowledge of C1, threatened between any C1 Entity and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on the

C1/C2 Entities taken as a whole, and, to the knowledge of C1, there are no material organizational efforts presently being made involving any of the now unorganized employees of any C1 Entity, except as could not, individually or in the aggregate, have a material adverse effect on the C1/C2 Entities taken as a whole.

            4.1.15. Environmental Matters. (a) Each C1 Entity has obtained or submitted timely applications for all Environmental Permits which are required under any applicable Environmental Law in respect of its business or operations, except for such failures to have Environmental Permits and to submit timely applications which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole. Each of such Environmental Permits obtained by such C1 Entity is in full force and effect and each C1 Entity is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures to be in effect or compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole.

            (b) To the knowledge of C1, as of the date hereof, no site or facility now or previously owned, operated or leased by any C1 Entity is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state or local list of sites requiring investigation or clean-up.

            (c) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by any C1 Entity, other than Liens not individually or in the aggregate material to the C1/C2 Entities taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of C1, is in process which could subject any of such properties to such Liens, except for such Liens which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole, and no C1 Entity is required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located, except for such notices or restrictions which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole.

            (d) As of the date hereof, there have been no written reports, environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, any C1 Entity in relation to any site or facility now or previously owned, operated or leased by any C1 Entity that both (i) conclude that any C1 Entity could have liability under Environmental Laws that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole, and (ii) have not been delivered to A1 prior to the execution of this Agreement.

            4.1.16. Intellectual Property Rights. Each C1 Entity has all right, title and interest in, or a valid and binding license to use, all Intellectual Property individually or in the aggregate material to the conduct of the businesses of the C1/C2 Entities taken as a whole. No C1 Entity is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, such Intellectual Property is not, to the knowledge of C1, being infringed by any third party, and no C1 Entity is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole.

            4.1.17. Real Property. Section 4.1.17 of the C1 Disclosure Letter sets forth a list of all principal properties owned or leased by the C1 Entities or the C2 Entities (the "Principal Properties") and the department stores that own or lease space in such Principal Properties (the "Department Stores"), in each case, as of the date hereof. As of the date hereof, (i) there are no conditions or events relating to (x) the ability of C1 or C2 to continue to own, lease or operate any Principal Property and (y) the value of any Principal Property, in each case, that is not a result of forces beyond the control of C1 and C2, (ii) C1 and C2 have made available to A1 (A) the leases and all amendments or modifications thereto pursuant to which the applicable C1 Entities leases the land on which the Haywood mall and Highland mall are located, (B) all reciprocal easement agreements, construction, operating and reciprocal easement agreements, operating agreements, development agreements, leases with Department Stores and similar agreements and all amendments and modifications thereto between any C1 Entity and a Department Store operating at the Principal Properties identified in Section 4.1.17 of the C1 Disclosure Letter (collectively,

"REAs") and (C) Contracts evidencing, securing or guaranteeing or otherwise relating to indebtedness that is secured by an interest in any of the Principal Properties identified in Section 4.1.17 of the C1 Disclosure Letter and (iii) no party to any REA has given written notice that it has ceased, or that it intends to cease, operating the Department Store that such REA contemplates that it will operate that, in the case of (i), (ii) or (iii) above, would, or would reasonably be expected to, have a material adverse effect on (1) the ability of C1, C2 or A1 to consummate the transactions contemplated hereby or (2) C1 and C2 taken as a whole.

            4.1.18. Vote Required. The affirmative vote of the holders of record of at least a majority of the outstanding C1 Common Shares and the outstanding C1 Preference Shares, voting together as a single class with respect to the approval of the C1 Delaware Reorganization, the affirmative vote of the holders of record of at least a majority of the outstanding C1 Common Shares and the outstanding C1 Preference Shares, voting together as a single class, with respect to this Agreement and the issuance of C1 Common Shares pursuant to this Agreement, and the affirmative vote of at least two-thirds of the outstanding C1 6.50% Preference Shares, voting separately as a class, with respect to the matters set forth in Section 1.1.2(v) of this Agreement are the only votes of the holders of any class or series of the beneficial interests of C1 or capital stock of C1 Delaware required to approve the C1 Delaware Reorganization, the Merger and the other transactions contemplated hereby.

            4.1.19. Opinion of Financial Advisor. C1 has received the opinions of J.P. Morgan Securities Inc. and Lazard Freres & Co. LLC, to the effect that, as of the date hereof, the consideration to be received by the holders of C1 Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

            4.1.20. Ownership of A1 Common Stock. No C1 Entity beneficially owns any shares of A1 Common Stock.

            SECTION 4.2. Representations and Warranties of C2. C2 represents and warrants to A1 as follows:

            4.2.1. Organization and Qualification. Each of C2 and the Subsidiaries of C2 is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole. Each Consolidated Non-Corporate Affiliate of C2 is a trust, limited liability company or partnership duly organized, validly existing and, if applicable, is in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to conduct its business as and to the extent conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing or in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole. Each C2 Entity is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole. Section 4.2.1 of the letter dated the date hereof and delivered by C2 to A1 concurrently with the execution and delivery of this Agreement (the "C2 Disclosure Letter") sets forth, as of the date hereof, (i) with respect to each Subsidiary of C2, (A) the name and jurisdiction of incorporation of such Subsidiary and (B) if such Subsidiary is not wholly owned, directly or indirectly, by C2, (1) its authorized capital stock, (2) the number of issued and outstanding shares of its capital stock and (3) the record and beneficial owners of outstanding shares of its capital stock and (ii) with respect to each Consolidated Non-Corporate Affiliate of C2, (A) the name, type of entity and jurisdiction of organization of such Consolidated Non-Corporate Affiliate, (B) the names of all parties that own equity interests therein and (C) the method of consolidation employed with respect to the consolidation of the accounts of such Consolidated Non-Corporate Affiliate in the financial statements of C2, including the percentage(s) employed in the case of proportional consolidation. Except for interests in the C2 Entities and as disclosed in Section 4.2.1 of the C2 Disclosure Letter, as of the date hereof, neither C2 nor any other C2 Entity directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, trust, limited liability company, partnership, joint venture or other business association or entity (other than investments in such entities that as in the aggregate are reflected in the latest C2 Financial Statements (as defined herein) as having a value not exceeding $20,000,000, (ii) by operation of law (including the interposition of a C2 Entity holding only such investments) expose no C2 Entity (other than such an interposed C2 Entity) to any liability with respect to the obligations of such entities, whether as a controlling person, partner, guarantor, surety or otherwise and (iii) do not and could not reasonably be expected to cause C1 to fail to meet any REIT Requirement (the exceptions to the general representation set forth in this sentence, the "C2 Permitted Minority Investments")). C2 has previously delivered to A1 correct and complete copies of the Charter Documents of C2.

            4.2.2. Capital Stock. (a) As of the date of this Agreement, the authorized capital stock of C2 consists solely of 3,542,767.5 shares of common stock, par value $.10 per share, of C2 ("C2 Common Stock"). As of February 17, 1998, 2,683,888.9 shares of C2 Common Stock were issued and outstanding, no shares were held in the treasury of C2 and 858,878.6 shares were reserved for issuance. Since such date, except as set forth in Section 4.2.2 of the C2 Disclosure Letter, there has been no change in the number of issued and outstanding shares of C2 Common Stock, or the number of shares of C2 Common Stock held in treasury or reserved for issuance, other than as a result of the stock dividend described in Section 1.1.2 and shares issuable in connection with the issuance of C1 Common Shares pursuant to the C1 Permissible Issuance Arrangements. All of the issued and outstanding shares of C2 Common Stock are, and all shares of C2 Common Stock reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in
Section 4.2.2 of the C2 Disclosure Letter, as of the date hereof, there are no outstanding Options obligating any C1/C2 Entity to issue or sell any equity interest in C2 or to grant, extend or enter into any Option with respect thereto, other than in connection with the issuance of C1 Common Shares pursuant to C1 Permissible Issuance Arrangements. Except pursuant to this Agreement and except as set forth in Section 4.2.2 of the C2 Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations of any C1/C2 Entity to repurchase, redeem or otherwise acquire any equity interest in C2 other than in connection with the redemption, repurchase or other acquisition of C1 Common Shares pursuant to C1 Permissible Redemption Arrangements.

            (b) Except as disclosed in Section 4.2.2 of the C2 Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of C2 are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by C2 or another C2 Entity wholly owned, directly or indirectly, by C2, free and clear of any Liens. Except as disclosed in Section
4.2.2 of the C2 Disclosure Letter, all equity interests in the Consolidated Non-Corporate Affiliates of C2 that are not owned by third parties (as disclosed in Section 4.2.1 of the C2 Disclosure Letter) are owned by other C2 Entities, free and clear of any Liens. Except as disclosed in Section 4.2.2 of the C2 Disclosure Letter, as of the date hereof, there are no (i) outstanding Options (other than Options in favor of C2 or a C2 Entity wholly owned, directly or indirectly, by C2) obligating any C2 Entity to issue or sell any shares of capital stock of, or other equity interest in, any Subsidiary or Consolidated Non-Corporate Affiliate of C2 or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person (other than C2 or another C2 Entity wholly owned, directly or indirectly, by C2) with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of C2 or an any equity interest in any Consolidated Non-Corporate Affiliate of C2, other than as set forth in such C2 Entity's Charter Documents.

            (c) Except as disclosed in Section 4.2.2 of the C2 Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations (other than Options in favor of C2 or a C2 Entity wholly owned, directly or indirectly, by C2) of any C2 Entity to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interest in, any Subsidiary or Consolidated Non-Corporate Affiliate of C2. Except as disclosed in Section 4.2.2 of the C2 Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations of any C2 Entity to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any C2 Entity or other person (except for C2 and C2 Entities wholly owned, directly or indirectly, by C2), other than in connection with C2 Permitted Minority Investments.

            (d) As of the date hereof, substantially all the issued and outstanding shares of C2 Common Stock are held by a corporate trustee as trustee under two trust agreements (the "C2 Trust Agreements"), correct and complete copies of which have been delivered to A1 on or before the date hereof, for the ratable benefit of the holders of substantially all the issued and outstanding C1 Common Shares and C1 Preference Shares, respectively. The C2 Trust Agreements have been duly executed and delivered by C2 and the trustees thereunder, are legal, valid and binding obligations of C2 and such trustees, enforceable against C2 and such trustees, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The shares of C2 Common Stock held pursuant to the C2 Trust Agreements are owned of record by the trustees thereunder free and clear of any Liens (other than Liens in favor of such trustees related to their performance of their duties under the C2 Trust Agreements).

            4.2.3. Authority Relative to this Agreement. C2 has all requisite power and authority to enter into this Agreement and, subject to obtaining the C2 Stockholders' Approval (as defined in Section 6.3.2), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by C2, and the consummation by C2 of the transactions contemplated hereby, have been duly and validly approved by its Board of Directors, the Board of Directors of C2 has recommended adoption of this Agreement by the stockholders of C2 and directed that this Agreement and the issuance of C2 Common Stock in connection with the Merger be submitted to the stockholders of C2 for their consideration, and no other corporate proceedings on the part of either of C2 or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by C2 and the consummation by C2 of the transactions contemplated hereby, other than the C2 Stockholders' Approval. This Agreement has been duly and validly executed and delivered by C2 and constitutes a legal, valid and binding obligation of C2 enforceable against C2 in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            4.2.4. Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by C2 do not, and the performance by C2 of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancelation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of any C2 Entity under, any of the terms, conditions or provisions of (x) the Charter Documents of any C2 Entity, or (y) subject to the obtaining of the C2 Stockholders' Approval and the taking of the actions described in paragraph (b) of this Section and the obtaining of the consents and approvals, the making of the filings and the giving of the notices described in Section 4.2.4 of the C2 Disclosure Letter, (1) any laws or orders of any Governmental or Regulatory Authority applicable to any C2 Entity or any of its assets or properties, or (2) any Contracts to which any C2 Entity is a party (including, without limitation, any Charter Document of any C1 Consolidated Non-Corporate Affiliate) or by which any C2 Entity or any of its assets or properties is bound, excluding from the foregoing clauses (1) and (2) conflicts, violations, breaches, defaults, rights of payment or reimbursement, terminations, cancelations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole or on the ability of C2 to consummate the transactions contemplated by this Agreement.

            (b) Except (i) for the filing of the Proxy Statement and the Registration Statement with the SEC pursuant to the Exchange Act and the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement,
(ii) for the filing by C2 of a Certificate of Merger and other appropriate merger documents required by the DGCL with the Delaware Secretary of State and any local recording office in connection with the C2 Merger, (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under (A) the laws of any foreign country in which any C2 Entity conducts any business or owns any property or assets or (B) any federal, state, local or foreign Environmental Law and (iv) as disclosed in Section 4.2.4 of the C2 Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which any C2 Entity is a party or by which any C2 Entity or any of its assets or properties is bound for the execution and delivery of this Agreement by C2, the performance by C2 of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole or on the ability of C2 to consummate the transactions contemplated by this Agreement.

            4.2.5. C2 Financial Statements and Stockholder Reports. (a) Prior to the execution of this Agreement, C2 has delivered to A1 true and complete copies of the condensed balance sheets of C2 and its subsidiaries as of December 31, 1995, 1996 and 1997, and the related condensed consolidated statements of operations for each of the fiscal years then ended, together with the notes thereto, all such financial statements being in the form appearing in notes to the C1 Financial Statements (such financial statements, including the notes, if any, thereto, being referred to herein as the "C2 Financial Statements"). The C2 Financial Statements were condensed from financial statements that were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved. Except as set forth in Section
4.2.1 of the C2 Disclosure Letter, each Subsidiary and Consolidated Non-Corporate Affiliate of C2 in existence on the date hereof is fully consolidated with C2 in the C2 Financial Statements for all periods covered thereby.

            (b) C2 has not delivered any letter, proxy or other document to the beneficiaries under the Trust Agreements between December 31, 1996 and the date hereof, other than as part of the C1 Reports.

            4.2.6. Absence of Certain Changes or Events. Except as disclosed in
Section 4.2.6 of the C2 Disclosure Letter, (a) between December 31, 1997 and the date hereof there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the C1/C2 Entities taken as a whole, (b) between December 31, 1997 and the date hereof, no party to any Charter Document or co-tenancy agreement of any C2 Entity has exercised any Charter Document Right pursuant to such Charter Document or co-tenancy agreement and (c) between December 31, 1997 and the date hereof no C2 Entity has taken any action which, if taken after the date hereof, would constitute a breach of any provision of paragraphs (c), (d), (e), (f), (g), (h), (j), (k) or, solely with respect to the foregoing paragraphs, (l) of Section 5.1.2.

            4.2.7. [Intentionally Omitted].

            4.2.8. Legal Proceedings. Except as disclosed in the C1 Financial Statements or C2 Financial Statements or in Section 4.2.8 of the C2 Disclosure Letter, as of the date hereof (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of C2, threatened against, relating to or affecting, nor to the knowledge of C2 are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting any C2 Entity or any of its assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole or on the ability of C2 to consummate the transactions contemplated by this Agreement, and (ii) no C2 Entity is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole or on the ability of C2 to consummate the transactions contemplated by this Agreement.

            4.2.9. Information Supplied. The Registration Statement, and any other documents to be filed by C2 with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby, will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange
Act) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is first mailed to stockholders of C1 and C2 and at the times of the Stockholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by C2 with respect to information supplied by or on behalf of A1 or any of its Subsidiaries expressly for inclusion therein and information incorporated by reference therein from documents filed with the SEC by any A1 Entity.

            4.2.10. Compliance with Laws and Orders. The C2 Entities hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "C2 Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole. The C2 Entities are in compliance with the terms of the C2 Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole. Except as disclosed in Section 4.2.10 of the C2 Disclosure Letter, the C2 Entities are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole.

            4.2.11. Compliance with Agreements; Certain Agreements. (a) Except as disclosed in Section 4.2.11 of the C2 Disclosure Letter, neither any C2 Entity nor, to the knowledge of C2, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the Charter Documents of any C2 Entity that is a corporation or (ii) any Contract to which any C2 Entity is a party or by which any C2 Entity or any of its assets or properties is bound or any Charter Document of any C1 Entity that is not a corporation, except in the case of this clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole. Each Charter Document of each C2 Consolidated Non-Corporate Affiliate and, to the knowledge of C2, each material Contract to which any C2 Entity is a party or by which any of its assets or property is bound, is in full force and effect, other than invalidities and other defects (x) due to the actions of other parties to any such Charter Document or Contract or (y) that have not had, and would not reasonably be expected to have, a material adverse effect on C1 and C2 taken as a whole. C2 has made available to A1 correct and complete copies of all Charter Documents of the C2 Entities, except as would not, and would not reasonably be expected to, have a material adverse effect on the ability of C1, C2 or A1 to consummate the transactions contemplated hereby.

            (b) Since January 1, 1988, neither C2 nor any other C2 Entity has employed any individual, retained any current or former employees of C1 as consultants or reimbursed any current or former employees of C1 for any business-related or other expenses (provided, however, that C2 and the other C2 Entities may have reimbursed C1 for payments of such nature). No C2 Entity has, since January 1, 1988, paid any directors' or similar fees to any directors of any C2 Entity other than C2.

            4.2.12. Taxes. (a) Each C2 Entity has timely filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such tax returns and reports are complete and accurate in all respects, except to the extent that such failures to timely file or failures to be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on the C1/C2 Entities taken as a whole. Each C2 Entity has paid (or C2 has paid on its behalf) all taxes shown as due on such tax returns and reports and all material taxes otherwise due. The most recent C2 Financial Statements reflect an adequate reserve for all taxes payable by the C2 Entities for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against any C2 Entity that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on the C1/C2 Entities taken as a whole. Except as set forth in Section 4.2.12 of the C2 Disclosure Letter, as of the date hereof, no requests for waivers of the time to assess or collect any taxes against any C2 Entity have been granted or are pending, and no audits or examinations of any C2 Entity are being conducted or, to the knowledge of C2, threatened by any taxing authority.

            (b) No C2 Entity has taken any action that would create a material risk that the Merger would not qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

            (c) Except as set forth in Section 4.2.12 of the C2 Disclosure Letter, no C2 Entity is bound by any effective private letter ruling, closing agreement or similar agreement with any taxing authority (a "C2 Tax Ruling"), no C2 Entity has any applications or requests outstanding for any such rulings or agreements and no C2 Tax Ruling has been revoked or modified in any manner.

            4.2.13. Employee Benefit Plans; ERISA. (a) No C2 Employee Benefit Plans are in effect and no C2 Entity has any present or contingent liability with respect to any Plan.

            (b) As used herein "C2 Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by any C2 Entity for the benefit of the current or former employees or directors of any C2 Entity and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA,
Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement.

            4.2.14. [Intentionally Omitted].

            4.2.15. Environmental Matters. (a) Each C2 Entity has obtained or submitted timely applications for all Environmental Permits which are required under any applicable Environmental Law in respect of its business or operations, except for such failures to have Environmental Permits and to submit timely applications which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole. Each of such Environmental Permits obtained by such C2 Entity is in full force and effect and each C2 Entity is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures to be in full force and effect or compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole.

            (b) To the knowledge of C2, as of the date hereof, no site or facility now or previously owned, operated or leased by any C2 Entity is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state or local list of sites requiring investigation or cleanup.

            (c) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by any C2 Entity, other than Liens not individually or in the aggregate material to the C1/C2 Entities taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of C2, is in process which could subject any of such properties to such Liens, except for such Liens which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole, and no C2 Entity would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located, except for such notices or restrictions which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole.

            (d) As of the date hereof, there have been no written reports, environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, any C2 Entity in relation to any site or facility now or previously owned, operated or leased by any C2 Entity that both (i) conclude that any C2 Entity could have liability under Environmental Laws that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole, and (ii) have not been delivered to A1 prior to the execution of this Agreement.

            4.2.16. Intellectual Property Rights. Each C2 Entity has all right, title and interest in, or a valid and binding license to use, all Intellectual Property individually or in the aggregate material to the conduct of the businesses of the C1/C2 Entities taken as a whole. No C2 Entity is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, such Intellectual Property is not, to the knowledge of C2, being infringed by any third party, and no C2 Entity is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the C1/C2 Entities taken as a whole.

            4.2.17. [Intentionally Omitted.]

            4.2.18. Vote Required. The affirmative vote of the holders of record of at least a majority of the outstanding shares of C2 Common Stock with respect to the C2 Merger, this Agreement and the issuance of C2 Common Stock pursuant to this Agreement is the only vote of the holders of any class or series of the capital stock of C2 required to approve the Merger and the other transactions contemplated hereby.

            4.2.19. Ownership of A1 Common Stock. No C2 Entity beneficially owns any shares of A1 Common Stock.

                                    ARTICLE V

                                    Covenants

            SECTION 5.1. Conduct Pending the Closing. At all times from and after the date hereof until the Effective Time, each party hereto covenants and agrees as follows:

            5.1.1. Preservation of REIT Status. No party hereto shall take any action or omit to take any action reasonably within its power to take that (i) would cause A1 to be disqualified as a REIT, (ii) would cause C1 to be disqualified as a REIT or (iii) would result in a loss of the status of C1 and C2 (prior to the Merger) or the Surviving Corporation and C2 (from and after the Merger) as grandfathered from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984.

            5.1.2. Conduct of Business by C1 and C2 Pending the Closing. Each of C1 and C2 and its Subsidiaries and Consolidated Non-Corporate Affiliates (such party's "Entities") shall use all commercially reasonable efforts to preserve intact in all material respects its present business organizations and reputation, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with tenants and other occupiers of properties, customers, suppliers, lenders, partners and others having significant business dealings with them and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to them, and neither C1 nor C2 shall, except as otherwise expressly provided for in this Agreement, as contemplated by the "C1/C2 Business Plan," which is identified in Section 5.1.2 of the C1 Disclosure Letter, or as otherwise described in Section 5.1.2 of the C1 Disclosure Letter, as applicable, or with the prior written consent of A1:

            (a) incorporate or organize any new Entity of such party, unless such Entity shall be wholly owned, directly or indirectly, by C1 or C2 and A1 shall receive prompt notice of such incorporation or organization, including the information that would have been disclosed pursuant to Articles III and IV hereof had such Entity been in existence on the date hereof;

            (b) amend or propose to amend its Charter Documents or permit the amendment of the Charter Documents of the Entities of C1 or C2, except, in the case of Entities of C1 or C2, for the amendment of the Charter Documents of such Entities as are wholly owned, directly or indirectly, by C1 or C2, so long as such action shall be promptly disclosed to A1;

            (c) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of the beneficial interests or capital stock of such party, except that C1 and C2 each may declare and pay (1) quarterly cash dividends on C1 Common Stock and C2 Common Stock in an amount not to exceed $1.95 per C1 Common Share and related beneficial interest in shares of C2 Common Stock, with usual record and payment dates for such dividends in accordance with past dividend practice, (2) cash dividends on C1 Common Stock and C2 Common Stock in amounts proportional to the dividends paid on C1 Common Stock and C2 Common Stock for the last full quarter preceding the Effective Time prorated over the number of days elapsed in the quarter in which the Effective Time occurs from the beginning of such quarter to the Effective Time and (3) cash dividends on C1 Preference Shares in the amounts, and with the record and payment dates, required in accordance with the terms thereof, (x) split, combine, reclassify or take similar action with respect to any of its beneficial interests or capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its beneficial interest or capital stock, or permit any of its Entities (other than Entities wholly owned, directly or indirectly, by C1 or C2) to split, combine, reclassify or take similar action with respect to such Entities' capital stock or equity interests or issue or authorize or propose the issuance of any other securities or equity interests in respect of, in lieu of, or in substitution for such capital stock or equity interests, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or permit any of such party's Entities (other than Entities wholly owned, directly or indirectly, by C1 or C2) to take any such action, or (z) directly or indirectly redeem, repurchase or otherwise acquire, or permit any Entity of C1 or C2 to redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of, or beneficial or other equity interests in, C1 or C2 or any of their Entities, or any Option with respect thereto (other than in transactions solely involving C1 or C2 and their Entities that are wholly owned, directly or indirectly, by C1 or C2) and other than pursuant to C1 Permissible Redemption Arrangements;

            (d) issue, deliver, sell or otherwise transfer, or authorize or propose the issuance, delivery, sale or other transfer of, or permit any of its Entities to issue, deliver, sell, or otherwise transfer or authorize or propose the issuance, delivery or sale of, any shares of capital stock of, or beneficial or other equity interests in, it or any of its Entities or any Option with respect thereto (other than (x) issuances of C1 Common Shares or beneficial interests in C2 Common Stock in connection with C1 Permissible Issuance Arrangements; provided that management of C1 shall use its best efforts to suspend sales of C1 Common Shares under the C1 QSPP from the date hereof until the Effective Time or
      (y) the issuance, sale or transfer by an Entity that is wholly owned, directly or indirectly, by C1 or C2 of such Entity's capital stock or other equity interests, or Options with respect thereto, to C1 or C2 or other Entities wholly owned, directly or indirectly, by C1 or C2), or modify or amend any right of any holder of outstanding Options with respect thereto (other than the modification or amendment of the rights of C1 or C2 or an Entity wholly owned, directly or indirectly, by C1 or C2 under an

      Option issued by C1 or C2 or an Entity wholly owned, directly or indirectly, by C1 or C2);

            (e) except, with respect to loans or capital contributions to any of C1's or C2's Entities, to the extent required under the express terms of any applicable Charter Document, provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in (or permit any of C1's or C2's Entities to take any such action with respect to), any Entity of C1 or C2 or other person (except for such Entities as shall be wholly owned, directly or indirectly, by C1 or C2), other than C1 Permitted Minority Investments, C2 Permitted Minority Investments and investments of the type described in Section 4.2.1 of the C1 Disclosure Letter or the C2 Disclosure Letter;

            (f) in the case of C2, amend, modify or terminate the C2 Trust Agreements or propose such amendment, modification or termination;

            (g)(x) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) or permitting any of its Entities to acquire any business or any corporation, partnership, association or other business organization or division thereof or any significant assets, (y) mortgage or otherwise encumber or subject to any Lien or sell, lease or otherwise dispose of, or permit any of its Entities to do any of the foregoing with respect to, any significant portion of its interest in one or more of the properties or interests identified in Section 4.1.17 of the C1 Disclosure Letter or assign or encumber the right to receive income, dividends or distributions with respect thereto or (z) make or agree to make any new capital expenditures;

            (h)(x) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made or committed to be borrowed under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness, or permit any of its Entities to take any such action, other than to meet the current cash needs of its and its Entities' business in an aggregate amount not to exceed that which is contemplated by the C1/C2 Business Plan, to permit it to perform its obligations hereunder or to effect a redemption of indebtedness permitted by clause (y), or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, or otherwise modify the provisions of, any indebtedness, or guarantee of indebtedness, for borrowed money, or permit any of its Entities to take any of such actions;

            (i) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any C1 Employee Benefit Plan or grant any Options, awards or other benefits or increase compensation, except for increases in benefits and compensation to employees other than executive officers having a value in the aggregate of not greater than $250,000 and except for changes therein contemplated by Section 6.8 and
      6.9 of this Agreement;

            (j) enter into any Contract, or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis, or permit any of its Entities to take such actions, with any affiliate of C1 or C2 other than transactions among C1 or C2 and Entities that are wholly owned, directly or indirectly, by C1 or C2;

            (k) make any change in the lines of business in which it and its Entities participate or are engaged; or

            (l) enter into any Contract, commitment or arrangement to do or engage in any action the consummation of which would be prohibited by the foregoing.

            SECTION 5.1.3. Conduct of Business by A1 Pending the Closing. Except as set forth in Section 5.1.3 of the A1 Disclosure Letter, during the period from the date of this Agreement to the Effective Time, A1 shall, and shall cause each of the A1 Entities to, use all commercially reasonable efforts to preserve intact in all material respects its present business organizations and reputation, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with tenants and other occupiers of properties, customers, suppliers, lenders, partners and others having significant business dealings with them and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to them, and A1 shall not, except as otherwise expressly provided for in this Agreement, as set forth in Section 5.1.3 of the A1 Disclosure Letter or with the prior written consent of C1:

            (a) declare, set aside or pay any dividends on or make other distributions, except that A1 may declare and pay (1) quarterly cash dividends on A1 Common Stock in an amount not to exceed $0.505 per share of A1 Common Stock, with usual record and payment dates for such dividends in accordance with past dividend practice, (2) cash dividends on A1 Common Stock in amounts proportional to the dividends paid on A1 Common Stock in the last full quarter preceding the Effective Time prorated over the number of days elapsed in the quarter in which the Effective Time occurs from the beginning of such quarter to the Effective Time and (3) cash dividends on A1 Preferred Stock in the amounts, and with the record and payment dates, required in accordance with the terms thereof;

            (b) enter into any Contract, or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, or permit any A1 Entity to take such actions, with any affiliate of such party other than transactions among A1 and Entities of A1 that are wholly owned, directly or indirectly, by A1 or any A1 Entity;

            (c) make any change in the lines of business in which it and its Entities participate or are engaged; or

            (d) enter into any Contract, commitment or arrangement to do or engage in any action the consummation of which would be prohibited by the foregoing.

            5.1.4. Advice of Changes. Each party shall confer on a regular and frequent basis with the others with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the others, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the A1 Entities taken as a whole or on the C1/C2 Entities taken as a whole, as the case may be, or on the ability of any party to consummate the transactions contemplated hereby; provided that no party shall be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law.

            5.1.5. Notice and Cure. Each party will notify the others of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such party contained in this Agreement. Each party also will notify the others in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by such party. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

            5.1.6. Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each party will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement.

            SECTION 5.2. No Solicitations by C1 and C2. (a) Prior to the Effective Time, each of C1 and C2 agree (i) that it shall, and shall direct and use its best efforts to cause its Entities, controlled affiliates and Representatives to, immediately cease any discussion or negotiations with any parties that may be ongoing with respect to an Alternative Proposal for C1 and C2 (as defined below); (ii) that it shall not, and it shall use its best efforts to cause its Entities, controlled affiliates and Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or shareholders) with respect to a merger, consolidation or other business combination transaction involving it or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving (i) the purchase of all or substantially all of the assets of the C1/C2 Entities taken as a whole or (ii) the purchase, acquisition or issuance of shares of beneficial interest in C1 representing at least a majority of the voting power of all the outstanding shares of beneficial interest in C1 (for purposes hereof, any such proposal or offer with respect to such merger, consolidation, other business combination, acquisition or similar transaction is hereinafter referred to as an "Alternative Proposal for C1 or C2"), or engage in any negotiations with or provide any confidential information or data to, any person or group relating to an Alternative Proposal for C1 or C2 (excluding the transactions contemplated by this Agreement), or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Proposal for C1 or C2, and (b) that it will notify A1 promptly if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons.

                                   ARTICLE VI

                              Additional Agreements

            SECTION 6.1. Access to Information; Confidentiality. Each party shall, and shall cause each of its Entities to, throughout the period from the date hereof to the Effective Time, (i) provide the other parties and their Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of such party and its Entities and their respective assets, properties and material books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of such party and its Entities, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by such party or any of its Entities pursuant to the requirements of Federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental or Regulatory Authority and (y) all other information and data (including, without limitation, copies of Contracts, A1 Employee Benefit Plans or C1 Employee Benefit Plans, as the case may be, and material other books and records and environmental assessments, investigations or studies concerning the properties of such party or the business or operations conducted thereon) concerning the business and operations of such party and its Entities as the other party or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this Section 6.1 that constitutes "Evaluation Material" (as such term is defined in the letter agreement dated January 21, 1998 between A1 and C1 (the "Confidentiality Agreement")) shall be governed by the terms of the Confidentiality Agreement.

            SECTION 6.2. Preparation of Registration Statement and Proxy Statement. A1, C1 and C2 shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Proxy Statement and C1 and C2 shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement, in which the Proxy Statement will be included as the prospectus. A1, C1 and C2 shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. C1 and C2 shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where A1 is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of the C1 Common Shares and C2 Common Stock (or beneficial interests therein) pursuant to this Agreement. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, C1 and C2 shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. A1, C1 and C2 shall cooperate with each other in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and each shall notify the others of the receipt of any comments of the SEC with respect to the Registration Statement or the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between the SEC and A1, C1 or C2, as the case may be, or any of their Representatives with respect to the Registration Statement or the Proxy Statement. C1 and C2 shall give A1 and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before such registration statement is filed with, or sent to, the SEC. Each of A1, C1 and C2 agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (x) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (y) the Proxy Statement to be mailed to the holders entitled to vote at the Stockholders Meetings at the earliest practicable time.

            SECTION 6.3. Approvals of Stockholders.

            6.3.1. A1 Stockholder Approval. Subject to the exercise of fiduciary obligations under applicable law as advised by outside counsel, A1 shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "A1 Stockholders' Meeting") for the purpose of voting on the adoption of this Agreement (the "A1 Stockholders' Approval"). Subject to the exercise of fiduciary obligations under applicable law as advised by outside counsel, A1 shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of A1 that the stockholders of A1 adopt this Agreement and shall use its best efforts to obtain such adoption.

            6.3.2. C1 and C2 Stockholders' Approvals. Subject to the exercise of fiduciary obligations under applicable law as advised by outside counsel, each of C1 and C2 shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (collectively, the "C1 and C2 Stockholders' Meeting" and, together with the A1 Stockholders' Meeting, the "Stockholders' Meetings") for the purpose of voting on the adoption of this Agreement and the issuance of C1 Common Shares and C2 Common Stock pursuant to this Agreement and under the C1 Option Plan, as in effect following the Merger after the Merger in accordance with this Agreement (the "C1 Stockholders' Approval" and the "C2 Stockholders' Approval", respectively) as soon as reasonably practicable after the date hereof. Subject to the exercise of fiduciary obligations under applicable law as advised by outside counsel, each of C1 and C2 shall, through its Board of Directors, include in the Proxy Statement the recommendation of its Board of Directors that its stockholders adopt this Agreement and approve such issuances, as applicable, and shall use its best efforts to obtain such adoption and approval.

            6.3.3. Cooperation for Stockholders' Meetings. A1, C1 and C2 shall coordinate and cooperate with respect to the timing of the Stockholders' Meetings and shall use their best efforts to cause the Stockholders' Meetings to be held on the same day and as soon as practicable after the date hereof.

            SECTION 6.4. Affiliates. At least 30 days prior to the Closing Date, A1 shall deliver a letter to C1 and C2 identifying all persons who, at the time of the A1 Stock holders' Meetings, may, in A1's reasonable judgment, be deemed to be "affiliates" (as such term is used in Rule 145 under the Securities Act) of A1 ("A1 Affiliates"). A1 shall use its best efforts to cause each A1 Affiliate to deliver to C1 and C2 on or prior to the Closing Date a written agreement substantially in the form and to the effect of Exhibit H hereto (an "Affiliate Agreement"). C1 shall be entitled to place legends as specified in such Affiliate Agreement on the certificates evidencing C1 Common Shares to be received by such A1 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the C1 Common Shares consistent with the terms of such Affiliate Agreements.

            SECTION 6.5. Stock Exchange Listing. C1 and C2 shall use their best efforts to cause C1 Common Shares and the related beneficial interests in the shares of C2 Common Stock and the shares of C1 Series A Preferred Stock to be issued pursuant to this Agreement or retained by C1 shareholders, and the C1 Common Shares and the paired interests in the C2 Common Stock issuable under the Option Plans or upon conversion of the C1 6.50% First Series Preferred Stock after the Merger, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

            SECTION 6.6. Certain Tax Matters. None of A1, C1 or C2 shall take or fail to take any action which would cause A1, C1 or C2 or their respective stockholders to recognize gain or loss for Federal income tax purposes as a result of the consummation of the Merger, except (i) to the extent that any stockholder may receive cash, interests in shares of C2 Common Stock or cash in lieu of fractional shares, (ii) to the extent attributable to any action described or referred to in Section 6.15 or (iii) to the extent described in
Section 7.1.7.

            SECTION 6.7. Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections
6.2 and 6.3, each of A1, C1 and C2 will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of A1, C1 and C2 or any of their Entities to consummate the Merger and the other matters contemplated hereby and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith.

            SECTION 6.8. Employee Benefit Plans. (a) The Surviving Corporation shall succeed to the rights and obligations of A1 under the A1 Employee Benefit Plans and C1 shall retain its rights and obligations under the C1 Employee Benefit Plans in accordance with their respective terms.

            (b) The Surviving Corporation and C1 shall honor without modification all employee severance plans (or policies) and employment and severance agreements of A1, C1 and C2 and any of their respective Entities in existence on the date hereof as such agreements shall be in effect in accordance with the terms of this Agreement at the Effective Time, including, without limitation, the plans and agreements specified in Section 6.8 of the A1 Disclosure Letter, the C1 Disclosure Letter or the C2 Disclosure Letter.

            SECTION 6.9. Stock Plans.

            6.9.1. Treatment of A1 Stock Plans. Effective as of the Effective Time, each outstanding option to purchase a share of A1 Common Stock and related interests (an "A1 Stock Option") under any of the A1 Stock Plans, whether theretofore vested or unvested, shall constitute an option to acquire one C1 Common Share, together with the related beneficial interest in C2 Common Stock which shall be paired with the C1 Common Share pursuant to the C2 Trust Agreements, and shall otherwise have the same terms and provisions as such A1 Stock Option (subject to the next sentence). The price per C1 Common Share at which each such option is exercisable shall be the option exercise price per share of the A1 Common Stock at which such option is exercisable pursuant to the applicable A1 Stock Plan immediately prior to the Effective Time; provided, however, that, in the case of an incentive stock option under Section 422 of the Code, the option exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code and the regulations relating thereto. In addition, each outstanding right to earn shares of A1 Common Stock shall constitute a right to earn C1 Common Shares (together with the related beneficial interest in C2 Common Stock) determined in accordance with the terms of the applicable A1 Stock Plans.

            6.9.2. Treatment of C1 Stock Plan. (a) Effective as of the Effective Time, each outstanding option to purchase a C1 Common Share and related interests in C2 Common Stock (a "C1 Stock Option") under the C1 Option Plan, whether theretofore vested or unvested, shall become immediately exercisable. The price per C1 Common Share and the related beneficial interest in C2 Common Stock at which each such option is exercisable shall be the exercise price per share at which the C1 Stock Option is exercisable pursuant to the C1 Option Plan immediately prior to the Effective Time but after adjustment for the transactions described in Section 1.1.2 pursuant to the terms of the C1 Option Plan; provided, however, that, in the case of an incentive stock option under
Section 422 of the Code, the option exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code and the regulations relating thereto.

            (b) As soon as practicable after the Effective Time, C1 Delaware shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the Paired Shares subject to A1 and C1 Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding. C1 shall comply with the terms of A1 Stock Plans and the C1 Option Plan (collectively, the "Option Plans") and ensure, to the extent required by, and subject to the provisions of, the Option Plans, that the A1 Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

            (c) C1 Delaware shall take all corporate action necessary to reserve for issuance a sufficient number of Paired Shares for delivery under the Option Plans as adjusted in accordance with this Section 6.9. With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, C1 shall administer the Option Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act so that grants thereunder shall be exempt acquisitions under Section 16(b) of the Exchange Act.

            6.9.3. Restricted Stock. Prior to the Effective Time, (i) C1 shall offer to the other party under each C1 ESPP Contract, and shall use its reasonable best efforts (it being understood that such efforts shall not require the expenditure of cash) to obtain the agreement of such party, to amend such C1 ESPP Contract (x) to release the transfer restrictions on the securities issued pursuant thereto and remove any associated legends from the certificates evidencing such securities, (y) to eliminate the right of such party to cause C1 to repurchase such securities and (z) to provide that upon any transfer of such securities, the transferor shall either pay to C1 the applicable portion of the "Permanent Restriction" thereunder or obtain an undertaking of the transferee thereof to pay such amount or obtain a comparable undertaking upon any subsequent transfer by such transferee and (ii) C1 may pay to such party (through forgiveness of indebtedness or otherwise) an amount equal to the principal of the indebtedness initially incurred, and any accrued interest subsequently added to the principal of such indebtedness, to purchase the securities purchased thereunder, but only if the per-unit purchase price thereof exceeded $150 (before deduction for any Permanent Restriction).

            SECTION 6.10. Trustees', Directors' and Officers' Indemnification and Insurance. (a) From and after the Effective Time and until the sixth anniversary of the Effective Time and for so long thereafter as any claim for indemnification asserted on or prior to such date has not been fully adjudicated, C1 (each, an "Indemnifying Party") shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a trustee, director or officer of A1, C1 or C2 or any of their respective Entities (the "Indemnified Parties") against (i) all losses, claims, damages, costs and expenses (including reasonable attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based on, or arises out of, the fact that such Indemnified Party is or was a trustee, director or officer of A1, C1 or C2 or any of their respective Entities and relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own trustees, directors or officers, as the case may be; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld; and provided further that no Indemnifying Party shall be liable to an Indemnified Party for any Indemnified Liabilities which occur as a result of the gross negligence or wilful misconduct of such Indemnified Party. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except for the reasonable costs of investigation subsequently incurred by the Indemnified Parties in connection with the defense. Subject to the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (w) the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law; provided that the person to whom expenses are advanced provides any undertaking required by applicable law to repay such advance if it is ultimately determined that such person is not entitled to indemnifi cation; (x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (y) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and
(z) the

Indemnifying Parties shall use all commercially reasonable efforts to assist in the defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the applicable Indemnifying Party, but the failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have under this paragraph except to the extent such failure materially prejudices such Indemnifying Party. The Indemnified Parties, as a group, may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case the Indemnified Parties may retain more than one law firm.

            (b) Except to the extent required by law, until the sixth anniversary of the Effective Time, C1 shall not amend, modify or repeal the provisions for indemnification of trustees, directors, officers or employees contained in the certificates or articles of incorporation or by-laws (or other comparable Charter Documents) of such corporation and its Entities in such a manner as would adversely affect the rights of any individual who shall have served as a trustee, director, officer or employee of any of A1, C1 or C2 or any of their respective Entities prior to the Effective Time to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time.

            (c) C1 shall, until the sixth anniversary of the Effective Time and for so long thereafter as any claim for insurance coverage asserted on or prior to such date has not been fully adjudicated, cause to be maintained in effect, to the extent commercially available, the policies of trustees', directors' and officers' liability insurance maintained by A1, C1 and C2, respectively, as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided that C1 shall not be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of 150 percent of the aggregate of the last annual premiums paid by A1, C1 and C2 for such policies prior to the date hereof, but if the cost of maintaining such insurance (or providing such new policies) would but for this proviso exceed such aggregate amount, then C1 shall purchase as much coverage as possible for such amount.

            (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (c) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of C1, C2 or either Constituent Corporation or any of its Entities, under the Massachusetts Business Corporation Law, the DGCL, the MGCL or otherwise.

            SECTION 6.11. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Registration Statement, as well as any filing fees relating thereto, shall be shared equally by A1 and C1.

            SECTION 6.12. Brokers or Finders. Each party represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Merrill Lynch, whose fees and expenses will be paid by A1 in accordance with A1's agreement with such firm (a true and complete copy of which has been delivered by A1 to C1 prior to the execution of this Agreement), and Lazard Freres & Co. LLC and J.P. Morgan Securities Inc., whose fees and expenses will be paid by C1 in accordance with C1's agreements with such firms (a true and complete copy of which has been delivered by C1 to A1 prior to the execution of this Agreement), and each party shall indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

            SECTION 6.13. Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each party and the members of the Board of Directors of such party shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

            SECTION 6.14. Conveyance Taxes. A1, C1 and C2 shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

            SECTION 6.15. Transfer Tax. Each of A1, C1 and C2 shall pay, without deduction or withholding from any amount payable to any stockholders of A1, C1 or C2, any New York State Real Estate Transfer Tax, New York City Real Property Transfer Tax and New York State Stock Transfer Tax (the "Transfer Taxes") and any similar taxes imposed by any other State of the United States (and any penalties and interest with respect to such taxes), which become payable in connection with the transactions contemplated by this Agreement, on behalf of the stockholders of A1, C1 or C2, respectively. Each of A1, C1 and C2 shall cooperate in the preparation, execution and filing of any required returns with respect to such taxes (including returns on behalf of any stockholders) and in the determination of the portion of the consideration allocable to real property of A1, C1 or C2 and its Entities in New York State and City (or in any other jurisdiction, if applicable). The terms of the Proxy Statement shall provide that the stockholders of A1, C1 or C2 shall be deemed to have agreed to be bound by the allocation established in this Section in the preparation of any return with respect to the Transfer Taxes and any similar taxes, if applicable.

            SECTION 6.16. Post-Closing Asset Sales. During the period commencing at the Effective Time and ending on December 31, 1998, the Surviving Corporation shall not assign, sell or otherwise transfer to an unaffiliated third party any asset owned by A1 prior to the Effective Time if, as a result of such assignment, sale or other transfer, the Surviving Corporation would recognize a gain, unless directors representing two-thirds of the entire Board of Directors of the Surviving Corporation have duly adopted a resolution authorizing such assignment, sale or other transfer.

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            SECTION 6.17. Merger Sub. C1 will use commercially reasonable efforts to ensure that Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and that, prior to the Closing Date, it will not engage in any business activities or conduct any operations other than in connec tion with the transactions contemplated by this Agreement.

            SECTION 6.18. Transfer of Assets. (a) At the direction of Al, C1 shall cause the applicable C1 Entity to enter into an agreement to sell the General Motors Building, located at 767 Fifth Avenue, New York, New York, and any property related thereto (collectively the "GM Building") to one or more parties designated by A1. Under such agreement, the sale of the GM Building will be scheduled to close (with "time being of the essence" with respect to such closing) immediately prior to the consummation of the Merger or at such later date as A1 may agree to in writing. C1 shall, and shall cause the applicable C1 Entities to, use its and their reasonable best efforts to consummate the sale of the GM Building in accordance with the terms and conditions of such agreement. C1 shall cooperate with A1 in the negotiation and consummation of any agreement relating to the sale of the GM Building, including, without limitation, granting any potential buyer permission to conduct usual and customary due diligence in connection with such sale. The applicable C1 Entity shall enter into any agreement relating to the sale of the GM Building as A1 shall in good faith direct; provided, however, that, at the option of such C1 Entity, such agreement shall provide that (i) such C1 Entity shall not be obligated to consummate such sale unless the Merger will be consummated immediately thereafter and (ii) that in the event this Agreement is terminated such C1 Entity shall have the right to terminate such agreement without any cost, penalty or liability to the other parties thereto. Except as contemplated by the preceding sentence, neither C1 nor any C1 Entity shall make any decision it is entitled to make under, or relating to, any such agreement, or exercise any remedy in connection with any such agreement, without the prior written consent of A1.

            (b) The parties hereto agree to use their best efforts (it being understood that such efforts shall not require the expenditure of other than a nominal amount of cash) to obtain all necessary consents of third parties to permit the contribution at or, at A1's request, promptly following the Effective Time of substantially all the assets of C1 and its Subsidiaries to Simon DeBartolo Group, L.P. ("A1 Operating Partnership") and/or to limited liability companies and/or limited partnerships, all the beneficial interests of which will be held by A1 Operating Partnership, or, at A1's request, to effectuate the transfer, effective as of the Effective Time or promptly following the Effective Time, of all or substantially all the economic benefits of such assets to A1 Operating Partnership and/or such limited liability companies and/or such limited partnerships.

            SECTION 6.19. Existing Agreements. (a) The parties hereto acknowledge and agree that all contractual rights to registration of C1 Common Shares and beneficial interests in shares of C2 Common Stock under the Securities Act in existence at the Effective Time shall continue in effect after the Effective Time without being affected by the Merger in accordance with their terms; provided that in the event the Merger is restructured pursuant to Section 1.2(b), shareholders of CPI having such contractual rights shall have substantially similar rights with respect to the securities received in the Merger as so restructured. The parties also agree to negotiate in good faith with the holders of C1 Common Shares and beneficial interests in shares of C2 Common Stock to modify such registration rights to appropriately reflect the nature of the transactions contemplated hereby.

            (b) By approving this Agreement the shareholders of C1 and C2 having contractual rights to representation on the Board of Trustees of C1 or the Board of Directors of C2 shall irrevocably waive, effective as of the Effective Time, all such rights. C1 acknowledges that each shareholder of C1 and C2 having such contractual representation rights is entering into a Stockholder Agreement.

                                   ARTICLE VII

                                   Conditions

            SECTION 7.1. Conditions to Each Party's Obliga tion To Effect the Merger. The respective obligation of each party to effect the Merger and the other transactions contemplated hereby is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            7.1.1. Stockholder Approvals. This Agreement shall have been adopted by the requisite vote of the stock holders of A1 under the MGCL and the Articles of Incorporation and By-laws of A1. The issuance of C1 Common Shares and the related beneficial interests in C2 Common Stock pursuant to this Agreement and under the Option Plans after the Merger in accordance with this Agreement shall been approved by the requisite vote of the stockholders of C1 and C2 under the DGCL and the Certificates of Incorporation and By-laws of C1 and C2.

            7.1.2. Registration Statement; State Securities Laws. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding seeking such an order shall be pending or threatened. C1 and C2 shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the C1 Common Shares and C2 Common Stock pursuant to this Agreement, under the Option Plans after the Merger and to issue the C1 Common Shares and C2 Common Stock upon conversion of the C1 6.50% First Series Preferred Stock.

            7.1.3. Exchange Listing. The C1 Common Shares, the related beneficial interests in shares of C2 Common Stock to be paired with the C1 Common Shares and the C1 Series A Preferred Stock to be issued pursuant to this Agreement, and the C1 Common Shares and the paired interests in the C2 Common Stock previously outstanding and issuable under the Option Plans or upon conversion of the C1 6.50% First Series Preferred Stock and the C1 Series A Preferred Stock after the Merger, shall have been authorized for listing on the New York Stock Exchange (the "NYSE"), upon official notice of issuance.

            7.1.4. No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promul gated, enforced or entered any law or order (whether temp orary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

            7.1.5. Tax Opinions. (a) A1 shall have received the opinion, based on appropriate representations of A1, C1 and C2, and applicable to the A1 stockholders referred to therein, of Willkie Farr & Gallagher, special tax counsel to A1, dated on or about the date on which the Registration Statement shall have become effective, which opinion shall have been confirmed in writing on and as of the Closing Date, generally to the effect that:

            (i) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code;

            (ii) A1 will not recognize gain or loss as a result of the Merger;

            (iii) the holders of shares of A1 Common Stock will recognize gain, but not loss, upon the exchange of each share of A1 Common Stock for C1 Common Shares and C2 Common Stock in the Merger, but only to the extent of the fair market value of the beneficial interest in shares of C2 Common Stock received;

            (iv) a holder's tax basis in each C1 Common Shares received in the Merger will be the same as the tax basis of the shares of A1 Common Stock exchanged therefor, decreased by the fair market value of the beneficial interest in shares of C2 Common Stock also received in part exchange therefor in the Merger, and increased by the amount of gain recognized by the holder in respect of the exchanged share of A1 Common Stock;

            (v) a holder's tax basis in the beneficial interest in C2 Common Stock received in exchange for a portion of a share of A1 Common Stock in the Merger will be the fair market value of such beneficial interest in C2 Common Stock at the Effective Time;

            (vi) a holder's holding period for each C1 Common Share received in exchange for shares of A1 Common Stock in the Merger will include that holder's holding period of the share exchanged therefor at the Effective Time; and

            (vii) a holder's holding period for the beneficial interest in C2 Common Stock received in exchange for shares of A1 Common Stock in the Merger will commence at the Effective Time.

            (b) C1 and C2 shall have received the opinion, based on appropriate representations of A1, C1 and C2 and in form and substance reasonably satisfactory to C1 and C2, of Cravath, Swaine & Moore, special tax counsel to C1 and C2, dated as of the Closing Date, which opinion shall have been confirmed in writing on and as of the Closing Date, generally to the effect that:

            (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code;

            (ii) C1 will not recognize gain or loss as a result of the Merger;

            (iii) neither the consummation of the C1 Delaware Reorganization nor the consummation of the Merger and the other transactions contemplated by this Agreement (x) will adversely affect the qualification of C1 or the Surviving Corporation as a REIT or (y) will adversely affect the status of C1 Delaware and C2 as grandfathered from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984;

            (iv) the distribution of stock made to C1 shareholders pursuant to
      Section 1.1.2 of this Agreement will be treated as a tax-free distribution under Section 305(a) of the Code;

            (v) the distribution of cash made to C1 shareholders pursuant to
      Section 1.1.2 of this Agreement will be treated as a distribution of property to which Section 301 of the Code applies; and

            (vi) as of December 31, 1997, C1 qualified as a REIT, and if C1 continues its operations in the same manner as the operations of C1 since January 1, 1997, C1 will continue to qualify as a REIT.

            (c) A1, C1 and C2 shall have received the opinion, based on appropriate representations of A1 and in form and substance reasonably satisfactory to C1 and C2, of Baker & Daniels, special counsel to A1, dated on or about the date on which the Registration Statement (or the last amendment thereto) shall have become effective, which opinion shall have been confirmed in writing on and as of the Closing Date to the effect that:

            (i) At all times from and after December 31, 1993, A1 has qualified as a REIT, and if A1 continues its operations in the same manner as the operations of A1 since the beginning of such period, A1 will continue to so qualify; and

            (ii) the consummation of the Merger and the other transactions contemplated by this Agreement will not adversely affect the ability of A1 or the Surviving Corporation to qualify as a REIT.

            7.1.6. C1 Delaware Reorganization. The C1 Delaware Reorganization shall have occurred.

            SECTION 7.2. Conditions to Obligation of C1 and C2 To Effect the Merger. The obligation of C1 and C2 to effect the Merger and the other transactions contemplated hereby is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by C1 and C2 in their sole discretion):

            7.2.1. Representations and Warranties. The rep resentations and warranties made by A1 in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and A1 shall have delivered to C1 and C2 a certificate, dated the Closing Date and executed in the name and on behalf of it by its Chairman of the Board, President or any Vice President, to such effect.

            7.2.2. Performance of Obligations. A1 shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or prior to the Closing, and A1 shall have delivered to C1 and C2 a certificate, dated the Closing Date and executed in the name and on behalf of it by its Chairman of the Board, President or any Vice President, to such effect.

            7.2.3. Comfort Letters. C1 and C2 shall have received "cold comfort letters" in customary form from Arthur Andersen LLP, A1's accountants, the first dated within five days prior to the date the Proxy Statement is mailed to A1 stockholders and the second dated the Effective Date, in substantially the form and substance as is customarily given in a similar merger transaction.

            7.2.4. No Material Adverse Change. Since the date of the Stockholders' Meetings, there shall not have been any change, event or occurrence which, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the A1 Entities taken as a whole.

            7.2.5. Proceedings. All proceedings to be taken on the part of A1 in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to C1 and C2, and C1 and C2 shall have received copies of all such documents and other evidences as C1 or C2 may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

            7.2.6. Governmental and Regulatory and Other Consents and Approvals. Other than the filings provided for by Section 1.4, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of A1, C1 or C2 or any of their respective Entities to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could reasonably be expected to result in personal liability for any Representative of C1 or C2 or any Representative of their respective Entities shall have been obtained, all in form and substance reasonably satisfactory to C1.

            SECTION 7.3. Conditions to Obligation of A1 To Effect the Merger. The obligations of A1 to effect the Merger and the other transactions contemplated hereby is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by A1 in their sole discretion):

            7.3.1. Representations and Warranties. The representations and warranties made by C1 and C2 in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and C1 and C2 shall each have delivered to A1 a certificate, dated the Closing Date and executed in the name and on behalf of it by its Chairman of the Board, President or any Vice President, to such effect.

            7.3.2. Performance of Obligations. C1 and C2 shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by C1 or C2 at or prior to the Closing, and C1 and C2 shall each have delivered to A1 a certificate, dated the Closing Date and executed in the name and on behalf of it by its Chairman of the Board, President or any Vice President, to such effect.

            7.3.3. Comfort Letters. A1 shall have received "cold comfort letters" in customary form from Ernst & Young LLP, C1's and C2's accountants, the first dated within five days prior to the date the Proxy Statement is mailed to C1 and C2 stockholders and the second dated the Effective Date, in substantially the form and substance as is customarily given in a similar merger transaction.

            7.3.4. No Material Adverse Change. Since the date of the Stockholders' Meetings, there shall not have been any change, event or occurrence which, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the C1/C2 Entities taken as a whole.

            7.3.5. Proceedings. All proceedings to be taken on the part of C1 or C2 in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to A1, and A1 shall have received copies of all such documents and other evidences as A1 may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

            7.3.6. Related Agreements. Stockholder Agreements shall have been duly executed by the holders of (i) at least a majority of the total voting power of all the outstanding C1 Common Shares and C1 Preference Shares and (ii) at least two thirds of the total voting power of all the outstanding C1 Preference Shares and each such agreement shall be in full force and effect.

            7.3.7. Governmental and Regulatory and Other Consents and Approvals. Other than the filings provided for by Section 1.4, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of A1, C1 or C2 or any of their respective Entities to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could reasonably be expected to have a material adverse effect on C1, C2 and their respective Entities, taken as a whole, or on the ability of A1, C1 or C2 to consummate the transactions contemplated hereby shall have been obtained, all in form and substance reasonably satisfactory to A1.

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

            SECTION 8.1. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the A1 Stockholders' Approval or the C1 Stockholders' Approval and the C2 Stockholders' Approval:

            (a) by mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards;

            (b) by either A1 or C1 upon notification to the nonterminating party by the terminating party:

                  (i) at any time after November 30, 1998, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party or any of its Affiliates;

                  (ii) if the A1 Stockholders' Approval or the C1 Stockholders'
            Approval and C2 Stockholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders, or any adjournment thereof, called therefor;

                  (iii) if there has been a material breach of any
            representation, warranty, covenant or agreement on the part of the nonterminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within 30 days following receipt by the nonterminating party of notice of such breach from the terminating party; or

                  (iv) if any court of competent jurisdiction or other competent
            Governmental or Regulatory Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting either of the Merger and such order shall have become final and nonappealable;

            SECTION 8.2. Effect of Termination. (a) If this Agreement is validly terminated by either A1 or C1 pursuant to Section 8.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either A1, C1 or C2 (or any of their respective Representatives or affiliates), except (i) that the provisions of Sections 6.11, 6.12 and this Section 8.2 will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for wilful breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) or (c) below.

            (b) (i) In the event that this Agreement is terminated (x) by C1 pursuant to Section 8.1(b)(iii) due to a willful breach by A1 or (y) at any time on or prior to November 30, 1998 by either party pursuant to Section 8.1 b(ii) as a result of the A1 Stockholders' Approval not being obtained, then C1 shall become entitled to receive from A1 a termination fee of $50,000,000 (the "C1 Termination Fee"), payable annually in installments over a two-year period. The portion of the C1 Termination Fee that shall be payable each year shall equal the amount that C1 may receive in such taxable year without violating the REIT Requirements minus $1,000,000 (the "C1 Payment Amount"). On December 20 of each year in such two-year period C1's independent public accountants shall certify to A1 the C1 Payment Amount for such year, and A1 shall pay such C1 Payment Amount to C1 by December 31 of such year by wire transfer to an account specified by C1. Any portion of the C1 Termination Fee that is not paid to C1 by the end of the second year shall be forfeited and A1 will have no further obligation to make any C1 Termination Fee payments.

            (ii) A1 acknowledges that the agreements contained in the preceding paragraph are an integral part of the transactions contemplated by this Agreement and that, without these agreements, C1 and C2 would not enter into this Agreement; accordingly, if A1 fails promptly to pay the amounts due in accordance with the terms of such paragraph, and in order to obtain any such payment, C1 commences a suit which results in a judgment against A1 for any such payment, A1 shall pay to C1 its cost and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

            (c) (i) In the event that this Agreement is terminated by A1 pursuant to Section 8.1(b)(iii) due to a willful breach by C1, then A1 shall become entitled to receive from C1 a termination fee of $50,000,000 (the "A1 Termination Fee"), payable annually in installments over a two-year period. The portion of the A1 Termination Fee that shall be payable each year shall equal the amount that A1 may receive in such taxable year without violating the REIT Requirements minus $1,000,000 (the "A1 Payment Amount"). On December 20 of each year in such two-year period A1's independent public accountants shall certify to A1 the A1 Payment Amount for such year, and C1 shall pay such A1 Payment Amount to A1 by December 31 of such year by wire transfer to an account specified by A1. Any portion of the A1 Termination Fee that is not paid to A1 by the end of the second year shall be forfeited and C1 will have no further obligation to make any A1 Termination Fee payments.

            (ii) C1 acknowledges that the agreements contained in the preceding paragraph are an integral part of the transactions contemplated by this Agreement and that, without these agreements, A1 would not enter into this Agreement; accordingly, if C1 fails promptly to pay the amounts due in accordance with the terms of such paragraph, and in order to obtain any such payment, A1 commences a suit which results in a judgment against A1 for any such payment, C1 shall pay to A1 its cost and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

            SECTION 8.3. Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the A1 Stockholders' Approval or the C1 Stockholders' Approval and C2 Stockholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

            SECTION 8.4. Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or noncompliance.

No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                   ARTICLE IX

                               General Provisions

            SECTION 9.1. Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article I and Article II, in Sections 6.6, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18,
this Article IX and the agreements of the "affiliates" of A1 delivered pursuant to Section 6.4, which shall survive the Effective Time.

            SECTION 9.2. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by overnight courier, by facsimile transmission or mailed (first-class postage prepaid) to the parties at the following addresses or facsimile numbers:

            If to C1 or C2, to:

            Corporate Property Investors
            Three Dag Hammarskjold Plaza
            305 East 47th Street
            New York, New York 10017
            Facsimile No.: (212) 319-9845
            Attn:  General Counsel

            with a copy to:

            Cravath, Swaine & Moore
            Worldwide Plaza
            825 Eighth Avenue
            New York, NY 10019-7475
            Facsimile No.:  (212) 474-3700
            Attn:  Samuel C. Butler

            If to A1, to:

            Simon DeBartolo Group, Inc.
            115 West Washington Street
            Indianapolis, Indiana 46204
            Facsimile No.: (317) 685-7377
            Attn:  General Counsel

            with a copy to:

            Willkie Farr & Gallagher
            153 East 53rd Street
            New York, New York  10022
            Facsimile No.:  (212) 821-8111
            Attn:  Richard L. Posen

All such notices, requests and other communications will (i) if delivered personally or by reputable overnight courier to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given when confirmation is received, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

            SECTION 9.3. Entire Agreement; Incorporation of Exhibits; Construction. (a) This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement, and contains, together with the Confidentiality Agreement, the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

            (b) The A1 Disclosure Letter, the C1 Disclosure Letter and any Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

            (c) The parties hereby acknowledge that this Agreement has been the subject of active and complete negotiations among the parties and represents the parties' agreement. The parties agree that the terms and conditions of this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this Agreement.

            SECTION 9.4. Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, A1, C1 and C2 will not, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. A1, C1 and C2 will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

            SECTION 9.5. No Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Sections 6.9 and 6.10 (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by any of such persons), it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

            SECTION 9.6. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

            SECTION 9.7. Headings. The table of contents and headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

            SECTION 9.8. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

            SECTION 9.9. Governing Law. Except to the extent that the Massachusetts Business Corporation Law, the DGCL or the MGCL is mandatorily applicable to the Merger and the rights of the stockholders of the Constituent Corporations, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

            SECTION 9.10. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 9.11. Certain Definitions. As used in this Agreement:

            (a) except as provided in Section 6.4, the term "affiliate", as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

            (b) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

            (c) the term "business day" means a day other than Saturday, Sunday or any day on which banks located in the States of Maryland or New York are authorized or obligated to be closed;

            (d) the term "Consolidated Non-Corporate Affiliate" means, with respect to any party, any trust, limited liability company or partnership, the accounts of which would be consolidated (including through a proportional consolidation of assets, liabilities, revenues and expenses) with those of such party in its consolidated financial statements in accordance with the principles of consolidation employed by C1 and C2 (if such party is an affiliate of C1 or C2) or A1 (if such party is an affiliate of A1);

            (e) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to A1, the knowledge of its Chairman, President or Chief Financial Officer, and with respect to C1 or C2, the knowledge of its Chairman, President or Chief Financial Officer;

            (f) any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, properties, assets, liabilities, condition financial or otherwise or results of operations of such entity (or of such group of entities taken as a whole); provided, however, that a downgrade in the credit rating of C1 shall be deemed materially adverse to the C1/C2 Entities taken as a whole if, and only if, such downgrade shall be to a level below a rating of Baa3 (or the equivalent) by Moody's Investors Services, Inc. and BBB- (or the equivalent) by Standard & Poor's Rating Services;

            (g) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange
      Act);

            (h) the "Representatives" of any entity means such entity's trustees, directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives, in each case to the extent acting in such capacity;

            (i) the term "Significant Entities" means, with respect to A1, the Entities of A1 which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act and, in the case of C1 or C2, the Entities of either C1 or C2 which constitute "significant subsidiaries" of C1 and C2 taken as a whole under Rule 405 promulgated by the SEC under the Securities Act;

            (j) the term "Subsidiary" means, with respect to any party, any corporation of which more than 50 percent of either the equity interests in, or the voting control of, such corporation is, directly or indirectly through Entities or otherwise, beneficially owned by such party; and

            (k) following the C1 Delaware Reorganization, (i) all references to "Cl" shall be deemed to refer to C1 Delaware, (ii) all references to C1 Common Shares shall be deemed to refer to shares of C1 Delaware Common Stock, (iii) all references to any other shares of any class of beneficial interest in or of C1 shall be deemed to refer to shares of capital stock of equivalent class of C1 Delaware, (iv) all references to shareholders of C1 shall be deemed to refer to stockholders of C1 Delaware and (v) all references to the Board of Trustees of C1 shall be deemed to refer to the Board of Directors of C1 Delaware.

            SECTION 9.12. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FOR ITSELF AND FOR THE THIRD- PARTY BENEFICIARIES HEREUNDER, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 9.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.


Attest:                                SIMON DEBARTOLO GROUP, INC.,


/s/ James M. Barkley                      By /s/ Richard S. Sokolov
------------------------------               -----------------------------------
    Secretary                                Name:  Richard S. Sokolov
                                             Title: President and Chief
                                             Operating Officer


Attest:                                CORPORATE PROPERTY INVESTORS,*


                                          By /s/ Hans C. Mautner
------------------------------               -----------------------------------
    Secretary                                Name:  Hans C. Mautner
                                             Title: Chairman and Chief Executive
                                             Officer



Attest:                                     CORPORATE REALTY CONSULTANTS,
                                            INC.,


                                          By /s/ Hans C. Mautner
------------------------------               -----------------------------------
    Secretary                                Name:  Hans C. Mautner
                                             Title: Chairman and Chief Executive
                                             Officer

----------
      * Corporate Property Investors is the designation of the Trustees under a Declaration of Trust, as amended and restated, on file with the Secretary of the Commonwealth of Massachusetts, and neither the shareholders nor the Trustees, officers, employees or agents of the Trust created thereby, nor any of their personal assets, shall be liable hereunder, and all persons dealing with the Trust shall look solely to the Trust estate for the payment of any claims hereunder or for the performance thereof.